                                                                  EXECUTION COPY


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                            ASSET PURCHASE AGREEMENT

                                      AMONG

                            NATURAL SODA AALA, INC.,

                                 AMERALIA, INC.,

                              WHITE RIVER NAHCOLITE
                           MINERALS LTD. LIABILITY CO.

                                       AND

                                 IMC GLOBAL INC.

                           DATED AS OF JANUARY 9, 2003

================================================================================

                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS AND TERMS

    Section 1.1         Certain Definitions.......................................................................1

    Section 1.2         Other Terms..............................................................................12

    Section 1.3         Other Definitional Provisions............................................................12

ARTICLE II PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

    Section 2.1         Assets to be Purchased...................................................................12

    Section 2.2         Excluded Assets..........................................................................14

    Section 2.3         Assumed Liabilities......................................................................15

    Section 2.4         Excluded Liabilities.....................................................................17

    Section 2.5         Purchase Price; Purchase Price Adjustment................................................18

    Section 2.6         Allocation of the Purchase Price; Tax Treatment of Adjustments and
        Indemnifications.........................................................................................20

    Section 2.7         Closings; Delivery and Payment...........................................................21

    Section 2.8         Deliveries by Seller and Parent..........................................................21

    Section 2.9         Deliveries by Buyer and AmerAlia.........................................................22

    Section 2.10        Arrangement Regarding Outstanding Consents...............................................23

    Section 2.11        Transfer Taxes...........................................................................24

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT

    Section 3.1         Organization of Seller...................................................................24

    Section 3.2         Authority of Seller and Parent; Binding Effect...........................................25

    Section 3.3         Non-Contravention........................................................................25

    Section 3.4         Consents and Approvals...................................................................26
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                                       i
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    Section 3.5         Financial Information....................................................................26

    Section 3.6         Absence of Undisclosed Liabilities.......................................................26

    Section 3.7         Absence of Certain Changes or Events.....................................................27

    Section 3.8         Litigation and Claims....................................................................27

    Section 3.9         Compliance with Laws.....................................................................27

    Section 3.10        Environmental Matters....................................................................28

    Section 3.11        Material Contracts.......................................................................30

    Section 3.12        Intellectual Property....................................................................31

    Section 3.13        Taxes....................................................................................32

    Section 3.14        Employee Benefit Plans...................................................................33

    Section 3.15        Labor Relations and Employment...........................................................35

    Section 3.16        Real Property; Personal Property; Sufficiency of Assets..................................36

    Section 3.17        Insurance................................................................................37

    Section 3.18        Books and Records........................................................................37

    Section 3.19        Brokers, Finders Fees....................................................................37

    Section 3.20        Bonds....................................................................................37

    Section 3.21        No Other Commitments.....................................................................38

    Section 3.22        Transactions with Affiliates.............................................................38

    Section 3.23        Foreign Sales............................................................................38

    Section 3.24        Solvency of Seller.......................................................................38

    Section 3.25        Warranty Agreements; Warranty Claims.....................................................38

    Section 3.26        Product Sales Orders.....................................................................39

    Section 3.27        No Other Representations or Warranties...................................................39

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER AND AMERALIA

    Section 4.1         Organization of Buyer and AmerAlia.......................................................39
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                                       ii
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    Section 4.2         Authority of Buyer and AmerAlia; Binding Effect..........................................40

    Section 4.3         Non-Contravention........................................................................40

    Section 4.4         Consents and Approvals...................................................................41

    Section 4.5         Financial Capability.....................................................................41

    Section 4.6         Litigation and Claims....................................................................41

    Section 4.7         Compliance with Laws.....................................................................42

    Section 4.8         Solvency of Buyer........................................................................42

    Section 4.9         Brokers, Finders Fees....................................................................42

    Section 4.10        No Other Representations or Warranties...................................................42

ARTICLE V COVENANTS

    Section 5.1         Access and Investigation.................................................................42

    Section 5.2         Conduct of Business......................................................................44

    Section 5.3         Posting of Guaranty or other Security....................................................46

    Section 5.4         Title Defects Identified in Title Insurance Commitments..................................46

    Section 5.5         Further Assurances.......................................................................46

    Section 5.6         Employee Matters.........................................................................48

    Section 5.7         Post-Closing Cooperation; Filing of Tax Returns..........................................51

    Section 5.8         Books and Records of the Business Post Closing...........................................52

    Section 5.9         Customers and Other Business Relationships...............................................53

    Section 5.10        Removing Excluded Assets.................................................................53

    Section 5.11        No Negotiation...........................................................................53

    Section 5.12        Certain Transactions.....................................................................53

    Section 5.13        Notice of Breach.........................................................................54

    Section 5.14        Nonsolicitation..........................................................................54

    Section 5.15        Announcements............................................................................55
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                                      iii
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    Section 5.16        Confidential Information.................................................................55

    Section 5.17        Change of Name; Removal of References to White River Name................................56

    Section 5.18        Recordable Intellectual Property Assignments.............................................56

    Section 5.19        Distribution Agreement...................................................................57

    Section 5.20        Updated Financial Statements.............................................................57

    Section 5.21        UIC Permit Transfer......................................................................57

    Section 5.22        UIC Permit Revocation and Reissuance.....................................................57

    Section 5.23        Extension or Renewal of Certain Contracts................................................57

    Section 5.24        Cooperation in Obtaining Certain Governmental Authorizations.............................58

    Section 5.25        Consents to Assignment...................................................................58

    Section 5.26        Sale of Water Rights.....................................................................58

ARTICLE VI CONDITIONS TO CLOSING

    Section 6.1         Conditions to the Obligations of Buyer and Seller........................................59

    Section 6.2         Conditions to the Obligations of Buyer...................................................59

    Section 6.3         Conditions to the Obligations of Seller..................................................60

    Section 6.4         Frustration of Closing Conditions........................................................60

ARTICLE VII SURVIVAL AND INDEMNIFICATION

    Section 7.1         Survival.................................................................................61

    Section 7.2         Indemnification by Buyer and AmerAlia....................................................61

    Section 7.3         Indemnification by Seller and Parent relating to Matters other than UIC NOV's or
        EPA's Failure to Transfer the UIC Permit.................................................................63

    Section 7.4         Indemnification by Seller and Parent for UIC NOV's.......................................64

    Section 7.5         EPA Failure to Transfer the UIC Permit...................................................64

    Section 7.6         Indemnification Procedures...............................................................65

    Section 7.7         Computation of Losses Subject to Indemnification.........................................67

    Section 7.8         Certain Other Matters....................................................................67
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                                       iv

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ARTICLE VIII TERMINATION

    Section 8.1         Termination..............................................................................68

    Section 8.2         Effect of Termination....................................................................69

ARTICLE IX RESCISSION

    Section 9.1         Failure to Transfer UIC Permit...........................................................69

    Section 9.2         Rescission...............................................................................70

    Section 9.3         Estimated Rescission Adjustment Amount; Dispute Resolution; Payment......................70

    Section 9.4         Rescission Closing.......................................................................72

    Section 9.5         Documents................................................................................72

    Section 9.6         Representations and Warranties of Buyer and AmerAlia.....................................72

    Section 9.7         Covenants of Buyer and AmerAlia..........................................................72

    Section 9.8         Conduct of Business......................................................................73

    Section 9.9         Consents; Posting of Guaranty or Other Security..........................................75

    Section 9.10        Arrangements Regarding Outstanding Consents..............................................75

    Section 9.11        Indentures and Credit Restrictions.......................................................76

    Section 9.12        Further Assurances.......................................................................77

    Section 9.13        Intent and Interpretation................................................................77

ARTICLE X MISCELLANEOUS

    Section 10.1        Notices..................................................................................78

    Section 10.2        Amendment; Waiver........................................................................79

    Section 10.3        Assignment...............................................................................79

    Section 10.4        Risk of Loss.............................................................................80

    Section 10.5        Entire Agreement.........................................................................80

    Section 10.6        Expenses.................................................................................80

    Section 10.7        GOVERNING LAW............................................................................81
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    Section 10.8        Severability.............................................................................81

    Section 10.9        Counterparts.............................................................................81

    Section 10.10       Interpretation...........................................................................81

                                LIST OF EXHIBITS

                                                                                      Section First
Exhibit                       Title                                                   Referenced
-------                       -----                                                   -------------
Exhibit A                     Form of Bill of Sale                                    Section 2.8(a)

Exhibit B                     Form of Deeds and Conveyance Documents of Owned Real    Section 2.8(b)
                              Property

Exhibit C                     Form of Assignment and Assumption of Leased Real        Section 2.8(b)
                              Property

Exhibit D                     Form of Assignment of Business Intellectual Property    Section 2.8(c)

Exhibit E                     Form of Sublease Agreement for  Railway Hopper Cars     Section 2.8(g)

Exhibit F                     Form of Transition Services Agreement                   Section 2.8(h)

Exhibit G                     Form of Instrument of Assumption                        Section 2.9(b)

                                                              CONFIDENTIAL DRAFT


         ASSET PURCHASE AGREEMENT dated as of January 9, 2003, by and among Natural Soda AALA, Inc., a Colorado corporation ("Buyer") and AmerAlia, Inc., a Utah corporation ("AmerAlia"), on the one hand, and White River Nahcolite Minerals Ltd. Liability Co., a Colorado limited liability company ("Seller") and IMC Global Inc., a Delaware corporation and the indirect beneficial owner of all of the outstanding equity interests in Seller ("Parent"), on the other hand.

                                   WITNESSETH:

                  WHEREAS, Seller owns and operates the Business (as hereinafter defined);

                  WHEREAS, Seller is an indirect wholly-owned Subsidiary of Parent;

                  WHEREAS, on the terms and subject to the conditions set forth herein, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of the assets and rights of the Business (other than those specifically excluded as described in this Agreement), and to assume substantially all the liabilities relating thereto (other than those specifically excluded as described in this Agreement);

                  WHEREAS, AmerAlia currently is the direct beneficial owner of all of the outstanding stock of Natural Soda, Inc., which owns all of the outstanding equity interests in Buyer, and at the time of Closing AmerAlia will own a majority of the outstanding voting stock of Natural Soda, Inc.

                  NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto intending to be legally bound agree as follows:

                                   ARTICLE I

                              DEFINITIONS AND TERMS

                  Section 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

                  "Action" shall mean any claim, cause of action, suit, proceeding or chose in action brought before any Governmental Authority or arbitrator by any Person who is not a party to this Agreement and is not an Affiliate of Seller or Buyer.

                  "Adjustment Amount" shall have the meaning set forth in
Section 2.5(c)(i).

                  "Adjustment Auditor" shall have the meaning set forth in
Section 2.5(c)(ii).

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at anytime during the period for which the determination of affiliation is being made.

                  "Agreement" shall mean this Agreement, together with the Seller Disclosure Letter, the Buyer Disclosure Letter and all exhibits and schedules, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

                  "Allocation" shall have the meaning set forth in Section
2.6(a).

                  "Appraiser" shall have the meaning set forth in Section
6.3(d).

                  "Approval of Equityholders" shall have the meaning set forth in Section 3.2(a).

                  "Assets" shall have the meaning set forth in Section 2.1.

                  "Asset Acquisition Statement" shall have the meaning set forth in Section 2.6.

                  "Assumed Contracts" shall have the meaning set forth in
Section 2.1(d).

                  "Assumed Liabilities" shall have the meaning set forth in
Section 2.3.

                  "Audited Adjustment Amount" shall have the meaning set forth in Section 2.5(c)(ii).

                  "Audited Rescission Adjustment Amount" shall have the meaning set forth in Section 9.3(b).

                  "Balance Sheet" shall mean the audited balance sheet of Seller as of June 30, 2002.

                  "Base Purchase Price" shall have the meaning set forth in
Section 2.5(a).

                  "Best Efforts" shall mean the efforts that a reasonable Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously and completely as possible, provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to such Person under this Agreement and the transactions contemplated hereby or to dispose of or make any material change to its business, expend any material funds or incur any other material burden that is not otherwise required in the ordinary course under the terms of any contract, insurance policy or other instrument to which it is a party.

                  "Bill of Sale" shall have the meaning set forth in Section 2.8(a).

                  "Bioproducts Agreement" shall have the meaning set forth in
Section 3.11(c).

                  "Bioproducts Sales Commitment" shall have the meaning set forth in Section 2.5(c)(i)(B).

                  "BLM" shall mean the Bureau of Land Management, an agency of the Department of the Interior of the United States of America.

                  "Business" shall mean the entire business and operations of Seller for the production of sodium bicarbonate at facilities located in Rio Blanco and Garfield Counties, Colorado, as currently conducted, including the business conducted pursuant to contracts and agreements to which Affiliates of Seller are parties and which are entirely or primarily related to such business.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close or are otherwise generally closed.

                  "Business Intellectual Property" shall mean the Intellectual Property used exclusively in the Business.

                  "Business Tax Item" shall have the meaning set forth in
Section 3.13(b).

                  "Business Taxes" shall have the meaning set forth in Section 3.13(b).

                  "Buyer" shall have the meaning set forth in the preamble.

                  "Buyer Account Plan" shall have the meaning set forth in
Section 5.6(i).

                  "Buyer Disclosure Letter" shall mean the disclosure letter delivered by Buyer to Seller on or prior to the date hereof.

                  "Buyer Group" shall have the meaning set forth in Section 5.1(a)(i).

                  "Buyer Indemnified Parties" shall have the meaning set forth in Section 7.3(a).

                  "Casualty Damages" shall have the meaning set forth in Section 10.4.

                  "CERCLA" shall have the meaning set forth in Section 3.10(e)(ii).

                  "Claim" shall have the meaning set forth in Section 7.6.

                  "Claim Notice" shall have the meaning set forth in Section
7.6.

                  "Closing" shall mean the closing of the transactions contemplated hereby.

                  "Closing Date" shall have the meaning set forth in Section
2.7.

                  "Closing Date Net Assets" shall have the meaning set forth in
Section 9.2(d)

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Commitment Letter" shall have the meaning set forth in
Section 4.5(a).

                  "Competitively Sensitive Information Confidentiality Agreements" shall mean the letter agreements with respect to confidential information among (i) Parent, Robert van Mourik and AmerAlia dated July 15, 2002, (ii) Parent, AmerAlia, Bill Gunn and Doug Kemmerer dated August 13, 2002,
(iii) Parent and ZC Specialty Insurance Company dated July 29, 2002 and (iv) Parent and Sentient dated August 2, 2002.

                  "Confidentiality Agreements" shall mean the letter agreement with respect to confidential information between Parent and AmerAlia dated January 3, 2001 and the Competitively Sensitive Information Confidentiality Agreements.

                  "Contaminant" shall have the meaning set forth in Section 3.10(e)(i).

                  "Contracts" shall have the meaning set forth in Section
2.1(d).

                  "Disclosure Letter Update" shall have the meaning set forth in
Section 5.13.

                  "DMG" shall mean the State of Colorado Division of Minerals and Geology.

                  "Environmental Claim" shall have the meaning set forth in
Section 3.10(e)(ii).

                  "Environmental Law" shall have the meaning set forth in
Section 3.10(e)(iii).

                  "Environmental Permit" shall have the meaning set forth in
Section 3.10(e)(iv).

                  "EPA" shall mean the United States Environmental Protection Agency.

                  "Equityholders" shall mean North American Carbonate Company LLC, North American Bicarbonate Company LLC, WRNM Holdings, LLC and Oldexaer LLC.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean any trade, business or other entity (whether or not incorporated) that, together with Seller and Parent, is or at any relevant time would have been deemed a "single employer" within the meaning of Section 4001(b) of ERISA or Section 414 of the Code.

                  "Estimated Adjustment Amount" shall have the meaning set forth in Section 2.5(b).

                  "Estimated Rescission Adjustment Amount" shall have the meaning set forth in Section 9.3(a).

                  "Estimated Purchase Price" shall have the meaning set forth in
Section 2.5(b).

                  "Excluded Assets" shall have the meaning set forth in Section 2.2.

                  "Excluded Liabilities" shall have the meaning set forth in
Section 2.4.

                  "Federal Rights-of-Way" shall mean the rights-of-way and land use permit issued by BLM that are listed in Section 3.16(b) of the Seller Disclosure Letter.

                  "Federal Sodium Leases" shall mean the leases issued by BLM for exploration, drilling and production of sodium deposits that are listed in
Section 3.16(b) of the Seller Disclosure Letter.

                  "Financial Statements" shall have the meaning set forth in
Section 3.5.

                  "Financing" shall have the meaning set forth in Section
4.5(a).

                  "GAAP" shall mean U.S. generally accepted accounting principles and practices in effect from time to time, consistently applied.

                  "Governing Documents" shall mean with respect to any particular entity, (a) if a corporation, its articles or certificate of incorporation and its bylaws; (b) if a general partnership, its partnership agreement and any statement of partnership; (c) if a limited partnership, its limited partnership agreement and its certificate of limited partnership; (d) if a limited liability company, its articles of organization and operating agreement; (e) if another type of Person, any charter or similar governing document adopted or filed in connection with its creation, formation or organization of its Person; and (f) any amendment, restatement or supplement to any of its foregoing.

                  "Governmental Authority" shall mean any court, legislative, executive, governmental, regulatory or administrative authority or agency of the United States (and any Federal, state, local, municipal or other political subdivision thereof).

                  "HCNA" shall have the meaning set forth in Section 6.2(d).

                  "Income Taxes" shall mean any and all Taxes based upon, or measured by, net income, net revenue, or net receipts, including Federal income and state and local income and franchise Taxes.

                  "Indemnified Party" shall have the meaning set forth in
Section 7.6.

                  "Indemnifying Party" shall have the meaning set forth in
Section 7.6.

                  "Instrument of Assumption" shall have the meaning set forth in
Section 2.9(b).

                  "Insurance Policies" shall have the meaning set forth in
Section 3.17.

                  "Intellectual Property" shall mean all patents and patent applications; all trademarks (including service marks and trade names, whether registered or at common law), Internet domain names, designs, logos, slogans and general intangibles of like nature, together with goodwill, registrations and applications relating to the foregoing; copyrights (including registrations and applications for any of the foregoing); and confidential information, technology, know-how, inventions, processes, formulae, algorithms, models and methodologies (such confidential items, collectively "Trade Secrets").

                  "Intercompany Contract" shall have the meaning set forth in
Section 3.22.

                   "Inventory" shall mean all inventory of Seller, wherever located, including all merchantable sodium bicarbonate, spare parts and all other materials and supplies to be used or consumed by Seller in the production of merchantable sodium bicarbonate.

                  "Inventory Adjustment" shall have the meaning set forth in
Section 9.2(d).

                  "Knowledge of Buyer" and "Knowledge of AmerAlia" shall mean the actual knowledge, or the knowledge after reasonable inquiry, of the individuals set forth in Section 1.1(a) of the Buyer Disclosure Letter under Buyer or AmerAlia, as applicable. If any Person set forth in Section 1.1(a) of the Buyer Disclosure Letter shall cease to serve in the position set forth next to such Person's name in such Section prior to the Closing, such Person's successor, or the Person(s) to whom the responsibilities of the Person who ceased to serve are given, as of the date of such succession or assignment of responsibility, shall be deemed to be included in place of the Person listed in such Section for purposes of determining Knowledge of Buyer or Knowledge of AmerAlia as of the Closing (it being understood that if any Person on Section 1.1(a) of the Buyer Disclosure Letter is not employed by Buyer, AmerAlia or their Affiliates at the Closing, such Person's knowledge as of the last date of his or her employment with Buyer, AmerAlia or their Affiliates shall be the only knowledge of such Person that is charged to Buyer or AmerAlia, as applicable, at the Closing).

                  "Knowledge of Seller" and "Knowledge of Parent" shall mean the actual knowledge, or the knowledge after reasonable inquiry, of the individuals set forth in Section 1.1(a) of the Seller Disclosure Letter under Seller or Parent, as applicable. If any Person set forth in Section 1.1(a) of the Seller Disclosure Letter shall cease to serve in the position set forth next to such Person's name in such Section prior to the Closing, such Person's successor, or the Person(s) to whom the responsibilities of the Person who ceased to serve are given, as of the date of such succession or assignment of responsibility, shall be deemed to be included in place of the Person listed in such Section for purposes of determining Knowledge of Seller or Knowledge of Parent as of the Closing (it being understood that if any Person on Section 1.1(a) of the Seller Disclosure Letter is not employed by Seller, Parent or their Affiliates at the Closing, such Person's knowledge as of the last date of his or her employment with Seller, Parent or their Affiliates shall be the only knowledge of such Person that is charged to Seller or Parent, as applicable, at the Closing).

                  "Laws" shall mean any constitution, treaty, law, statute, ordinance, rule, regulation or decree of binding legal effect of any Governmental Authority.

                  "Leased Real Property" shall have the meaning set forth in
Section 3.16(b).

                  "Liens" shall mean any lien, mortgage, deed of trust, pledge, charge, claim, assignment by way of security or similar security interest or encumbrance, of any type or nature, whether or not recorded.

                  "Losses" shall have the meaning set forth in Section 7.2(a).

                  "Material Adverse Effect" shall mean a material adverse effect on the Assets, the Business or the financial condition, after giving effect to normal fluctuations in working capital, of the Business; excluding, however, from the determination of a Material Adverse Effect such adverse effects arising in connection with or resulting from (i) changes that are generally applicable to the industries and markets in which Seller operates and that are not caused by actions or omissions of Seller, Parent or Parent's Other Affiliates (ii) changes that are generally applicable to the United States economy and (iii) changes resulting from the execution of this Agreement or the announcement of this Agreement and the transactions contemplated hereby.

                  "Material Contracts" shall have the meaning set forth in
Section 3.11(a).

                  "Mixed Information" shall have the meaning set forth in
Section 5.16.

                  "NACC" shall have the meaning set forth in Section 6.2(d).

                  "Net Working Capital Adjustment" shall have the meaning set forth in Section 9.2(d).

                  "NLRB" shall mean the National Labor Relations Board or any successor.

                  "Notice Period" shall have the meaning set forth in Section
7.6.

                  "Offered Employees" shall have the meaning set forth in
Section 5.6(a).

                  "Order" shall mean any order, writ, judgment, injunction or decree entered by any Governmental Authority or arbitrator.

                  "Ordinary Course of Business" shall mean, with respect to a prudent Person, in the ordinary course of business consistent with past custom and practice of such Person.

                  "Outstanding Consent" shall have the meaning set forth in
Section 2.10.

                  "Outstanding Consent Following Rescission" shall have the meaning set forth in Section 9.10.

                  "Overland Park Employees" shall mean the two administrative employees of IMC Chemicals Inc., an Affiliate of Seller, based in Overland Park, Kansas.

                  "Owned Real Property" shall have the meaning set forth in
Section 3.16(a).

                  "Parent's Other Affiliates" shall mean all Affiliates of Parent other than Seller.

                  "Pending Water Court Litigation" shall mean the pending cases in the District Court in and for Water Division No. 5, State of Colorado, in which Seller is either the Applicant or Protestor, and are listed in Section 3.8 of the Seller Disclosure Letter.

                  "Permits" shall have the meaning set forth in Section 3.9(b).

                  "Permitted Encumbrances" shall mean with respect to each parcel of Real Property: (a) zoning, planning and building codes and other land use Laws regulating the use, development and occupancy of the Real Property and permits, consents and rules under such Laws; (b) Liens, encumbrances, easements, rights-of-way, covenants, conditions, restrictions and other matters affecting title to such Real Property either set forth in Section 3.16 of the Seller Disclosure Letter or shown on the surveys made available to Buyer or its Representatives on or prior to the date of this Agreement; (c) in the case of Leased Real Property, the rights of any lessor or owner or of any such party's lenders or mortgagees; (d) all easements, encumbrances or other matters which are necessary for utilities and other similar services relating to the Business on the Real Property; (e) any conditions that would be shown in a physical inspection of any of the Real Property made on the date hereof; and (f) encumbrances, easements, rights-of-way, covenants, conditions, restrictions and other matters affecting title to such Real Property which do not arise in connection with or secure indebtedness for money borrowed or owed or the extension of credit and would not materially impair the current use of the Assets or materially impair the value of the Real Property.

                  "Permitted Liens" shall mean (i) Liens identified in the
Section 1.1(b) of the Seller Disclosure Letter, (ii) inchoate mechanics', carriers', workers', repairers', suppliers', materialmen's, warehousemen's and other similar Liens arising by operation of Law with respect to liabilities incurred in the Ordinary Course of Business, (iii) Liens arising under the Assumed Contracts, except as a result of nonperformance or breach, (iv) Liens for taxes, assessments and other governmental levies not yet due and payable or which are being actively contested in good faith by appropriate proceedings,
(v) Permitted Encumbrances with respect to Real Property; and (vi) such other Liens which would not materially impair the current use of the Assets or materially impair the value of the Assets as currently used; provided that "Permitted Lien" shall not include any encumbrance arising in connection with or securing indebtedness for money borrowed or owed by Parent or Parent's Other Affiliates, except for any such encumbrances that will be discharged at or prior to Closing.

                  "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust, a Governmental Authority and/or any other entity or organization.

                  "Personal Property" shall have the meaning set forth in
Section 3.16(f).

                  "Plan" shall mean (a) any "employee benefit plan" (within the meaning of Section 3(3) of ERISA), or (b) any stock purchase, stock option, stock appreciation right, restricted stock, severance, change-in-control, fringe benefit, bonus, incentive, deferred compensation or (c) any other employee benefit or compensation plan, arrangement or agreement, whether or not subject to ERISA, in any case, maintained (or contributed to or required to be contributed to) by Parent or Seller or any ERISA Affiliate, or to which Parent, Seller or any ERISA Affiliate is a party, for the benefit of any employee or former employee of Seller.

                  "Protected Information" shall have the meaning set forth in
Section 5.16.

                  "Purchase Price" shall have the meaning set forth in Section 2.5(a).

                  "Questar Gas Contact" shall have the meaning set forth in
Section 5.23.

                  "Railcar Sublease" shall have the meaning set forth in Section 2.8(g).

                  "Real Property" shall mean the Owned Real Property, the Leased Real Property and the Water Rights, collectively.

                  "Related Agreements" shall mean the Bill of Sale, the deeds and instruments of assignment and assumption with respect to Real Property, instruments of transfer or assignment of Business Intellectual Property, the Instrument of Assumption and any other agreements and instruments required to be executed or delivered pursuant to this Agreement.

                  "Release" shall have the meaning set forth in Section 3.10(e)(v).

                  "Remedial Action" shall have the meaning set forth in Section 3.10(e)(vi).

                  "Representatives" shall mean, with respect to a given Person, any of the officers, directors, employees, accountants, auditors, consultants, legal counsel, financial advisors, investment bankers, agents and other representatives of such Person.

                  "Rescindable Event" shall have the meaning set forth in
Section 7.5.

                  "Rescission Adjustment Amount" shall have the meaning set forth in Section 9.2(d).

                  "Rescission Closing" shall have the meaning set forth in
Section 9.4.

                  "Rescission Date" shall have the meaning set forth in Section 9.4.

                  "Rescission Date Net Assets" shall have the meaning set forth in Section 9.2(d)

                  "Rescission Purchase Price" shall have the meaning set forth in Section 9.2(d).

                  "Retained Contracts" shall have the meaning set forth in
Section 2.2(h).

                  "Rudd Warehouse Lease" shall have the meaning set forth in
Section 3.10(e)(vii).

                  "Seller" shall have the meaning set forth in the preamble.

                  "Seller Disclosure Letter" shall mean the disclosure letter separately delivered by Seller to Buyer on or prior to the date hereof.

                  "Seller Indemnified Parties" shall have the meaning set forth in Section 7.2(a).

                  "Seller's Savings Plan" shall have the meaning set forth in
                  Section 5.6(i). "Sentient" shall have the meaning set forth in
                  Section 4.5(a).

                   "Solvency Letter" shall have the meaning set forth in Section 6.3(d).

                  "Subsidiary" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

                  "Taxes" shall mean any and all taxes, charges, duties, imposts, fees, levies, penalties or other assessments imposed by any Federal, state, local, or foreign taxing authority, including, but not limited to, income, alternative or add-on minimum, gross receipts, franchise, profits, excise, property, real estate, value added, sales, use, ad valorem, business license, transfer, stamp, recording, registration, occupation, premium, withholding, payroll, employment, custom duty, severance, and windfall profit taxes, including estimated taxes related thereto and including any interest, penalties or additions attributable thereto.

                  "Tax Refunds" shall mean any and all rights (presently existing or arising in the future) to refunds, claims, deposits, estimated Tax payments, and other similar amounts in respect of (a) Income Taxes imposed on Seller or its Affiliates, and (b) Taxes paid by Seller and its Affiliates on or prior to the Closing Date (excluding Transfer Taxes).

                  "Tax Return" shall mean any return, declaration, report, estimate, information return or statement required to be filed in respect of any Taxes.

                  "Terminated Seller Employees" shall have the meaning set forth in Section 5.6(b).

                  "Termination Date" shall have the meaning set forth in Section 8.1(b).

                  "Title Commitment" shall have the meaning set forth in Section 5.4.

                  "Title Defect" shall have the meaning set forth in Section
5.4.

                  "Trade Secrets" shall have the meaning set forth in the definition of Intellectual Property.

                  "Transfer Taxes" shall mean any and all excise, sales (including, without limitation, bulk sales), use, transfer, stamp, registration, conveyance, ad valorem, documentary, filing, and recording Taxes and any other similar Taxes (including any interest thereon or penalties or additions attributable thereto (including interest on such penalties and additions)) incurred in connection with this Agreement and the transactions contemplated hereby.

                  "Transferred Employees" shall have the meaning set forth in
Section 5.6(a).

                  "Transition Services Agreement" shall have the meaning set forth in Section 2.8(h).

                  "UIC NOV's" shall have the meaning set forth in Section 7.4.

                  "UIC Permit" shall mean Underground Injection Control Area Permit No. CO3358-00696.

                  "Updated Financial Statements" shall have the meaning set forth in Section 5.20.

                  "WARN Act" shall have the meaning set forth in Section 5.6(f).

                  "Water Rights" shall mean the water rights specified on
Section 3.16(a) of the Seller Disclosure Letter.

                  Section 1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

                  Section 1.3 Other Definitional Provisions.

                          (a) The words "hereof," "herein," "hereto" and
"hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                          (b) The terms defined in the singular shall have a
comparable meaning when used in the plural, and vice versa.

                          (c) The terms "dollars" and "$" shall mean United
States dollars, unless otherwise indicated.

                          (d) The term "control" shall mean, as applied to any
Person, the possession directly or indirectly of the power to direct or cause the direction of the management and policies of such Person through the ownership of voting securities or voting interests, by contract or otherwise, and the terms "controlling" and "controlled" have the correlative meanings.

                          (e) Whenever the words "include," "includes," or
"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation" unless the context requires otherwise.

                                   ARTICLE II

                              PURCHASE AND SALE OF
                      ASSETS AND ASSUMPTION OF LIABILITIES

Section 2.1 Assets to be Purchased. On the terms and subject to the conditions set forth herein, at the Closing, Seller and certain Affiliates of Seller, as applicable, shall sell, convey, assign and transfer to Buyer, and Buyer shall purchase, acquire and accept from Seller and certain Affiliates of Seller, as applicable, in each case free and clear of all Liens other than Permitted Liens, all of the rights, title and interests of Seller and such Affiliates of Seller in and to all of the properties, contracts, rights and other assets (of every kind, nature, character and description, whether tangible or intangible, whether accrued, contingent or otherwise and wherever situated), used in the Business as of the Closing (assuming compliance by Seller and Parent with the terms of this Agreement) that are not Excluded Assets (the "Assets"), including the following:

                          (a) the Real Property;

                          (b) the Personal Property, including those items
described in Section 2.1(b) of the Seller Disclosure Letter and all spare parts owned by Seller (other than the spare rotating assembly for the centrifuge) wherever located;

                          (c) the Inventory;

                          (d) Seller's rights under all contracts and agreements
to which it is a party and the rights of Parent and other Subsidiaries or Affiliates of Parent under contracts entirely or primarily related to the Business to which Parent or such other Subsidiaries or Affiliates of Parent are parties (the "Contracts") including (i) the Material Contracts and (ii) any Contracts entered into by Seller after the date hereof in accordance with the terms of this Agreement (such Contracts referred to above in this Section 2.1(d) being referred to as the "Assumed Contracts"), provided that the Assumed Contracts shall not include any Intercompany Contracts that are not listed in
Section 2.1(d) of the Seller Disclosure Letter or any Retained Contracts;

                          (e) the Permits and Environmental Permits, which are
listed in Sections 3.9(b) and 3.10(b) of the Seller Disclosure Letter, respectively, and all pending applications therefor or renewals of any of them;

                          (f) all data and records primarily related to the
Business or the Assets, including client and customer lists and records, referral sources, research and development reports and records, production reports and records, service and warranty records, equipment logs, operating guides and manuals, financial and accounting records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and records and, subject to applicable Law, copies of all personnel records (other than personnel records relating to the Overland Park Employees), but excluding all of Seller's books and records relating to Income Taxes, all books and records relating to the Excluded Assets and Excluded Liabilities, and any other records that Seller is required by Law to retain in its possession;

                          (g) the Business Intellectual Property;

                          (h) all insurance benefits received after the date
hereof, including rights and proceeds, arising from or relating to the Assets or the Assumed Liabilities prior to the Closing, unless expended in accordance with this Agreement;

                          (i) all rights of Seller or, if applicable, its
Affiliates, including rights of recovery and rights of set off of any kind in favor of Seller or, if applicable, its Affiliates, against third parties, in any Action pertaining to or arising out of the Assets, or offsetting any Assumed Liabilities, including all such Actions listed in Section 2.1(i) of the Seller Disclosure Letter except to the extent Seller or, if applicable, any of its Affiliates, is asserting such rights, including rights of recovery and rights of set-off of any kind in favor of Seller or, if applicable, its Affiliates against third parties, in any Action pertaining to or arising out of the Excluded Assets or offsetting any Excluded Liabilities;

                          (j) all rights of Seller or, insofar as the rights
relate to the Assets, Affiliates of Seller, relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof, other than those listed in Section 2.2(g) of the Seller Disclosure Letter or otherwise arising from or relating to the Excluded Assets or the Excluded Liabilities; and

                          (k) all accounts receivable in respect of the
Business, including, accounts receivable to be paid by Persons other than Affiliates of Seller to Parent or Parent's Other Affiliates under Contracts entirely or primarily related to the Business but not otherwise including accounts receivable from Affiliates of Seller.

                  Section 2.2 Excluded Assets. Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the Assets shall not include any of Seller's or, if applicable, its Affiliates' right, title or interest in any of the following (the "Excluded Assets"), which are not part of the sale and purchase contemplated hereunder, and shall remain the property of Seller after the Closing:

                          (a) all rights of Seller under this Agreement or the
Related Agreements;

                          (b) all rights and incidents of ownership of Seller
in, to and under Seller's Governing Documents, qualifications to conduct business, arrangements with registered agents, taxpayer and other identification numbers, seals, minute books, unit transfer books and other documents relating to the organization, maintenance and existence of Seller as a limited liability company;

                          (c) all cash and cash equivalents and short-term
investments of Seller or its Affiliates;

                          (d) all books and records relating to Income Taxes,
all personnel records relating to Seller's Employees other than the Transferred Employees, all books and records relating to the Excluded Assets and Excluded Liabilities, and any other records that Seller is required by Law to retain in its possession;

                          (e) all Tax Refunds;

                          (f) all insurance benefits, including rights and
proceeds, arising from or relating to the Excluded Assets or the Excluded Liabilities;

                          (g) all rights relating to deposits and prepaid
expenses, claims for refunds and rights to offset in respect thereof listed in
Section 2.2(g) of the Seller Disclosure Letter or otherwise arising from or relating to the Excluded Assets or the Excluded Liabilities;

                          (h) all rights and incidents of ownership of Seller or
any Affiliate of Seller in, to and under all Contracts that are not Assumed Contracts (the "Retained Contracts"), which Retained Contracts are listed in
Section 2.2(h) of the Seller Disclosure Letter;

                          (i) all rights in connection with and assets of the
Plans other than as provided in Section 5.6(g);

                          (j) the property and assets expressly designated in
Section 2.2(j) of the Seller Disclosure Letter;

                          (k) all rights of Seller, including rights of recovery
and rights of set-off of any kind in favor of Seller against third parties, in any Action pertaining to or arising out of the Excluded Assets or offsetting any Excluded Liabilities; and

                          (l) all other rights, property, interests (whether
real or personal) and assets (whether tangible or intangible) of Parent and its Affiliates that are not primarily used in the operation of the Business.

                  Section 2.3 Assumed Liabilities. On the terms and subject to the conditions set forth herein, on the Closing Date, and concurrently with the purchase described in Section 2.1, Buyer shall assume and shall be solely and exclusively liable and responsible for, and hereby agrees to pay, honor, discharge or perform in due course and shall be deemed to have assumed and be responsible for, all debts, obligations and liabilities arising out of the conduct of the Business before or after the Closing that are not Excluded Liabilities (as hereinafter defined) (the "Assumed Liabilities") including the following:

                          (a) any and all liabilities and obligations of Seller
under any of the Assumed Contracts, including (i) the Material Contracts and
(ii) any Contracts entered into by Seller after the date hereof in accordance with the terms of this Agreement;

                          (b) any and all liabilities of Seller arising out of
or relating to any of the Real Property included in the Assets, and with respect to Leased Real Property, any and all liabilities of any Affiliate of Seller that leases or subleases such Leased Real Property including, but not limited to, the obligation of filing all applications for finding of reasonable diligence in the development of the conditional portion of the Water Rights;

                          (c) any and all liabilities or obligations arising out
of or relating to Seller's ownership or operation of the Business prior to the Closing Date that are not Excluded Liabilities in respect of which a third party seeks to hold Seller or any of its Affiliates liable;

                          (d) any and all liabilities arising in connection with
the conduct of the Business following the Closing Date;

                          (e) any and all trade accounts payable (other than
trade accounts payable to Affiliates of Seller) incurred by Seller in the Ordinary Course of Business that remain unpaid at and not delinquent as of the Closing and that are (i) reflected on the Balance Sheet or (ii) incurred in the Ordinary Course of Business between the date of the Balance Sheet and the Closing;

                          (f) any and all liabilities to Seller's or, if
applicable, its Affiliates' customers incurred by Seller or, if applicable, its Affiliates, in the Ordinary Course of Business, for nondelinquent orders outstanding as of the Closing and reflected on Seller's books, other than any liabilities under or with respect to Retained Contracts;

                          (g) any liability to Seller's or, if applicable, its
Affiliates' customers or end users of sodium bicarbonate distributed by Seller or, if applicable, its Affiliates under applicable Law or under written warranty agreements given by Seller or, if applicable, its Affiliates, to its customers or that would otherwise extend to end-users in the Ordinary Course of Business prior to the Closing;

                          (h) any and all liabilities of Seller or any other
Subsidiary of Parent arising from or relating to the arrangements entered into with respect to the Outstanding Consents pursuant to Section 2.10 hereof, including Buyer's performance or failure to perform the obligations of Seller or any other Subsidiary of Parent after the Closing Date under any Permit, Environmental Permit, approval, agreement, lease or license with respect to which there is an Outstanding Consent, other than fifty percent of the costs and expenses of Seller associated with the establishment of any arrangements entered into with respect to the Outstanding Consents pursuant to Section 2.10 hereof, which shall be borne by Seller;

                          (i) any and all Environmental Claims or any health and
safety liabilities arising out of or relating to the operation of the Business or leasing, ownership or operation of the Assets by Seller or Buyer at any time;

                          (j) any and all liabilities under the Plans or
relating to payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind, in each case, for Seller's employees or former employees (excluding any former employee of Seller currently employed by Parent or Parent's Other Affiliates) or both;

                          (k) any and all liabilities arising out of or relating
to any employee grievance whether or not the affected employees are hired by Buyer;

                          (l) any liability for or relating to Taxes, other than
Income Taxes;

                          (m) any and all liabilities (i) for or relating to the
negotiation, settlement or defense of the Action set forth in Section 3.8 of the Seller Disclosure Letter and (ii) for or relating to the indemnification or reimbursement of Seller, Parent or Parent's Other Affiliates for any and all out-of pocket costs or expenses incurred after Closing relating to such Action; and

                          (n) any and all responsibility, coverage and liability
in and under the UIC Permit as of the Closing Date (subject to the indemnification and rescission rights set forth in Sections 7.4 and 7.5 hereof), including sole and exclusive liability and responsibility for operating the permitted facility in accordance with the terms and conditions of the UIC Permit.

                  Section 2.4 Excluded Liabilities. Notwithstanding anything to the contrary contained in Section 2.3 or elsewhere in this Agreement, the Assumed Liabilities shall not include any of the following liabilities of Seller (the "Excluded Liabilities"), which are not part of the assumption of liabilities contemplated hereunder and shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller:

                          (a) any and all liabilities of Seller or its
Affiliates for or relating to Income Taxes;

                          (b) any and all liabilities under any Retained
Contract, including any liability arising out of or relating to Seller's credit facilities or any security interest related thereto;

                          (c) any and all liabilities relating to the Overland
Park Employees;

                          (d) any and all liabilities and obligations to the
extent relating to or arising from the Excluded Assets;

                          (e) any and all liabilities of Seller and Parent under
this Agreement or any of the Related Agreements;

                          (f) fifty percent of the costs and expenses of Seller
in connection with the establishment of any arrangements entered into with respect to the Outstanding Consents pursuant to Section 2.10 hereof;

                          (g) any and all attorney's, accountants', brokers' or
finder's fees or, except as otherwise provided herein, other costs or expenses of Seller or Parent incurred in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby;

                          (h) any and all liabilities under the Plans or
relating to payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind, for any former employee of Seller currently employed by Parent or Parent's Other Affiliates;

                          (i) trade accounts payable to Affiliates of Seller,
and any trade accounts payable that were not incurred by Seller in the Ordinary Course of Business, that are delinquent as of the Closing, or that are not (i) reflected on the Balance Sheet or (ii) incurred in the Ordinary Course of Business between the date of the Balance Sheet and the Closing;

                          (j) any worker's compensation liability resulting from
the work-related injury sustained by Seller's employee, Tad L. Moss, which occurred prior to the date hereof;

                          (k) any and all liabilities to indemnify, reimburse or
advance amounts to any officer, director, employee or agent of Seller that is not a Transferred Employee; and

                          (l) any and all costs and expenses incurred prior to
the Closing in connection with drilling the 6H well and related cavity.

                  Section 2.5 Purchase Price; Purchase Price Adjustment.

                          (a) Purchase Price. The aggregate purchase price for
the Assets shall be twenty million seven hundred thousand dollars ($20,700,000) (the "Base Purchase Price"), plus or minus the Adjustment Amount (the Base Purchase Price as adjusted by the Adjustment Amount, the "Purchase Price").

                          (b) At the Closing, Buyer shall pay Seller the Base
Purchase Price, plus or minus an estimate of the Adjustment Amount (the "Estimated Adjustment Amount"), which estimate shall be prepared by Seller in good faith and provided (together with an explanation of the methods for calculation thereof) in writing to Buyer at least five (5) Business Days prior to the Closing (the Base Purchase Price as adjusted by the Estimated Adjustment Amount, the "Estimated Purchase Price").

                          (c) Purchase Price Adjustment.

                                    (i) Adjustment Amount. The "Adjustment
         Amount" shall equal the sum of the amounts calculated in (A) and (B), below:

                                             (A) product of (1) $80.00
                  multiplied by (2) the difference between the number of tons contained in the Inventory of merchantable sodium bicarbonate transferred to Buyer at the Closing and 3,200 tons.

                                             (B) If (1) the sales price listed
                  in any product sale commitment listed in Section 3.11(c) of the Seller Disclosure Letter ("Bioproducts Sales Commitment") is less than $100 per ton F.O.B. Seller's White River plant for bulk product (or if the price listed in such Bioproducts Sales Commitment is expressed in other terms and such price, calculated on a basis equivalent to F.O.B. Seller's White River plant for bulk product, is less than $100 per ton), provided, that in each case above, such Bioproducts Sales Commitment has been agreed to by the customer, then (2) an amount shall be calculated which is equal to: (a) the difference between $100 minus the sales price as described in subsection (1), above, multiplied by (b) the number of tons to be sold pursuant to such Bioproducts Sales Commitment. The sum of the amounts calculated in subsection (2), above, for each Bioproducts Sales Commitment that meets the criteria in subsection (1), above, shall then be aggregated. If any Bioproducts Sales Commitment which meets the price criteria in subsection (1) above but has not been accepted prior to the Closing is accepted during the three-month period following the Closing, then Seller or Parent shall pay to Buyer, within twenty (20) Business Days following receipt of notice from Buyer that such Bioproducts Sales Commitment has been accepted, an amount calculated in the manner described in subsection (2) above. If all or part of the product under any Bioproducts Sales Commitment for which Seller made a payment to Buyer pursuant to this provision is not ultimately shipped, then Buyer shall reimburse Seller for the amount of such payment allocable to the tons of product not shipped. Such reimbursement shall be made as soon as practicable after the earlier of (i) such time as Buyer is no longer obligated to ship the product at the price contained in the applicable Bioproducts Sales Commitment or (ii) December 31, 2003.

         If the Adjustment Amount is a positive number, the Base Purchase Price shall be increased by the Adjustment Amount for purposes of calculating the Purchase Price. If the Adjustment Amount is a negative number, the Base Purchase Price shall be reduced by the Adjustment Amount for purposes of calculating the Purchase Price. Seller shall prepare as of the Closing Date and deliver to Buyer within five (5) Business Days after the Closing Date, a calculation of the Adjustment Amount and an explanation of the method for calculation thereof.

                                    (ii) Disputes. If Buyer disagrees with the
         amount of the Adjustment Amount as calculated by Seller or any element relevant to the calculation thereof, Buyer shall notify Parent, of such disagreement in writing within thirty (30) days following the Closing, which notice shall set forth in detail the particulars of such disagreement. In the event that Buyer does not provide such a notice of disagreement within such thirty (30) day period, Buyer shall be deemed to have accepted the Adjustment Amount as calculated by Seller as the Adjustment Amount, and the Adjustment Amount and the Purchase Price shall be final, binding and conclusive for all purposes hereunder. In the event any such notice of disagreement is timely provided by Buyer, Buyer and Parent, on behalf of Seller, shall use their Best Efforts for a period of twenty (20) days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculation of the Adjustment Amount. If, at the end of such period, they are unable to resolve such disagreements, then, upon the written request of either party, an independent accounting firm of recognized national standing

         (other than Buyer's or Parent's independent auditors) mutually selected by Parent, on behalf of Seller, and Buyer (the "Adjustment Auditor") shall resolve any remaining disagreements. The Adjustment Auditor shall determine as promptly as practicable (but in any event within forty-five (45) days) following the date on which such dispute is referred to the Adjustment Auditor, based solely on written submissions forwarded by Buyer and Parent to the Adjustment Auditor within ten (10) days following the Adjustment Auditor's selection, whether the Adjustment Amount as calculated by Seller was calculated in accordance with the standards set forth in this Section 2.5 with respect to any items identified as disputed in the notice of disagreement and not previously resolved by the parties, and if not, whether and to what extent (if any) the Adjustment Amount as calculated by Seller requires adjustment. Buyer or AmerAlia, on the one hand, and Seller or Parent, on the other hand, shall share equally the payment of the fees and expenses of the Adjustment Auditor. The determination of the Adjustment Auditor shall be final, conclusive and binding on the parties, and the Adjustment Auditor's determination of the amount of the Adjustment Amount ("Audited Adjustment Amount") shall then be deemed to be the Adjustment Amount for all purposes of this Agreement.

                                    (iii) Payment of Adjustment Amount or
         Audited Adjustment Amount. Not later than three (3) Business Days after the final determination of the Adjustment Amount or the Audited Adjustment Amount, as the case may be, any difference between (x) the Estimated Adjustment Amount and (y) the Adjustment Amount as calculated by Seller or the Audited Adjustment Amount, as the case may be, shall be paid by Buyer or refunded by Seller, as applicable, in either case by wire transfer of immediately available funds to an account designated in writing by Buyer or Seller, as the case may be.

                 Section 2.6 Allocation of the Purchase Price; Tax Treatment of Adjustments and Indemnifications.

                          (a) Seller and Buyer recognize their mutual
obligations pursuant to Section 1060 of the Code to timely file IRS Form 8594 (the "Asset Acquisition Statement") with each of their respective Federal income Tax Returns (or cause such form to be filed with the Federal income Tax Return on which their respective items of income, gain, deduction and loss are reported). Accordingly, as soon as practicable following the Closing, Seller and Buyer shall agree to the allocation of the Purchase Price, subject to adjustment to reflect any adjustments or payments made pursuant to Section 2.5 or Article VII, among the Assets to be purchased hereunder (the "Allocation"), which shall be consistent with the provisions of Section 1060 of the Code and the Treasury regulations thereunder and which shall be consistent with the allocation mutually agreed to by the parties that is set forth in Section 2.6 of the Seller Disclosure Letter. Seller and Buyer agree to cooperate in the preparation of the Asset Acquisition Statement for timely filing in each of their respective Federal income Tax Returns (or the Federal income Tax Returns on which their respective items of income, gain, deduction and loss are reported). Neither Seller nor Buyer shall take any position (or cooperate in the taking of any position) with respect to Taxes that is inconsistent with the Allocation.

In the event that the Allocation is disputed by any Tax authority, the party receiving notice of the dispute shall promptly notify the other parties hereto of the receipt of such notice and consult with such other parties in the resolution of the dispute.

                          (b) The parties agree that any payment made pursuant
to this Article II and Article VII (including any indemnification payment but excluding the payment of the Estimated Purchase Price) shall be treated for all Tax purposes as an adjustment to the Estimated Purchase Price.

                 Section 2.7 Closings; Delivery and Payment. The Closing shall take place at the offices of Buyer's counsel at Suite 3200, 555 Seventeenth Street, Denver, Colorado 80202, commencing at 10:00 a.m. (local time) on or before January 29, 2003, unless the conditions to Closing set forth in Article VI are not satisfied in which case Closing shall take place upon the fifth Business Day following the satisfaction or waiver of the conditions precedent specified in Article VI (other than those conditions that by their nature are to be fulfilled only at the Closing, but subject to the fulfillment or waiver of such conditions) unless this Agreement shall have been terminated and the transactions contemplated herein abandoned pursuant to Section 8.1 or at such other time and place as the parties hereto may mutually agree (such date the "Closing Date").

                 Section 2.8 Deliveries by Seller and Parent. At the Closing, Seller and/or Parent shall deliver or cause to be delivered to Buyer (unless delivered previously) the following:

                          (a) a duly executed bill of sale and assignment
substantially in the form of Exhibit A (the "Bill of Sale") which shall be executed by Seller, Parent and such of Parent's Other Affiliates as are a party to any of the Assumed Contracts or owns any of the other Assets;

                          (b) for each interest in Real Property identified in
Section 3.16, a recordable deed or similar conveyance document substantially in the form of the deed or other conveyance document pursuant to which the applicable Owned Real Property, Water Rights or plant and plant site were granted or conveyed to Seller, in each case, as attached in Exhibit B(1) through
(B) (10), an instrument of assignment and assumption substantially in the form of Exhibit C(1) with respect to the Leased Real Property (other than the Federal Sodium Leases and the Federal Rights of Way), and instruments of assignment and assumption in form substantially similar to the instruments of assignment and assumption pursuant to which the Federal Sodium Leases and the Federal Rights of Way were transferred to Seller, subject to any modifications required by Law, in each case, as attached in Exhibit C(2) through C(7), in each case executed by Seller;

                          (c) instruments of transfer or assignment of all the
Business Intellectual Property substantially in the forms attached in Exhibit D, in each case executed by Seller or certain Affiliates of Seller, as applicable;

                          (d) certificates executed by Seller and Parent as to
the accuracy of their representations and warranties as of the date of this Agreement and as of the

Closing in accordance with Section 6.2(a) and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 6.2(b);

                          (e) a certification of non-foreign status for Seller
in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder, and a written affirmation described in Sec. 39-22-604.5(2)(c) of the Colorado Revised Statutes;

                          (f) a certificate of the secretary of Seller
certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Seller, certifying and attaching all requisite resolutions or actions of Seller's managers and Parent approving the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby, and certifying to the incumbency and signatures of the officers of Seller and Parent executing this Agreement, the Related Agreements and any other document relating to the transactions contemplated hereby and thereby;

                          (g) a sublease agreement for the sublease of 55
railway hopper cars to Buyer dated as of the date hereof in the form of Exhibit E (the "Railcar Sublease") duly executed by the Hutchinson and Northern Railway Company;

                          (h) an agreement for the provision by Parent of
transition services to Buyer for a period after the Closing in the form hereof of Exhibit F (the "Transition Services Agreement") duly executed by Parent; and

                          (i) all other documents, instruments and writings
necessary to consummate the transactions contemplated hereby or expressly required pursuant to the terms of this Agreement to be delivered by Seller at or prior to the Closing.

                 Section 2.9 Deliveries by Buyer and AmerAlia. At the Closing, Buyer and/or AmerAlia shall deliver or cause to be delivered to Seller and Parent (unless previously delivered) the following:

                          (a) the Estimated Purchase Price, by wire transfer in
immediately available funds to an account designated by Seller in writing delivered to Buyer at least three (3) days prior to the Closing;

                          (b) a duly executed instrument of assumption,
substantially in the form of Exhibit G (the "Instrument of Assumption");

                          (c) certificates executed by Buyer and AmerAlia as to
the accuracy of their representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 6.3(a) and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 6.3(b);

                          (d) a certificate of the secretary of Buyer
certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Buyer and certifying and attaching all requisite resolutions or actions of Buyer's and of AmerAlia's board of directors approving the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby, and certifying to the incumbency and signatures of the officers of Buyer and of AmerAlia executing this Agreement, the Related Agreements and any other document relating to the transactions contemplated hereby;

                          (e) the Railcar Sublease in the form of Exhibit E duly
executed by Buyer;

                          (f) the Transition Services Agreement in the form of
Exhibit F duly executed by Buyer; and

                          (g) all other documents, instruments and writings
necessary to consummate the transactions contemplated hereby or expressly required pursuant to the terms of this Agreement to be delivered by Buyer at or prior to the Closing.

                 Section 2.10 Arrangement Regarding Outstanding Consents. Notwithstanding Sections 2.1 or 2.8, to the extent any Contract is assignable only with the consent of a third party or any Contract, Permit or Environmental Permit is transferable only with the approval of a Governmental Authority and as of the Closing the parties hereto have been unable to obtain any such required consent or approval (any such consent or approval, an "Outstanding Consent"), then, (except for any Contract, Permit or Environmental Permit listed in Section 5.5(d) of the Seller Disclosure Letter), such Contract, Permit or Environmental Permit shall not be assigned or transferred unless and until the required consent or approval is obtained and there shall be no breach of Sections 2.1 or
2.8 in respect thereof. Any Contract, Permit or Environmental Permit listed in
Section 5.5(d) of the Seller Disclosure Letter as to which approval of the applicable Governmental Authority is to be obtained following the Closing shall be assigned or transferred as between Buyer and Seller; however, the parties recognize that such assignment or transfer will not be completed until the assignment or transfer of such Contract, Permit or Environmental Permit is approved by the applicable Governmental Authorities or the applicable notice period has ended, as the case may be, and there shall be no breach of Sections
2.1 or 2.8 in respect thereof. In the event that a Contract, Permit or Environmental Permit is not assigned or transferred as described in the first sentence of this Section 2.10 or transfer of same has not yet been recognized by the applicable Governmental Authorities, then the parties shall agree to use their respective Best Efforts to effectuate an arrangement that provides or causes to be provided to Buyer the benefits and burdens of the applicable Contract, Permit or Environmental Permit, it being understood that any such arrangement shall be reasonable and lawful as to the parties. In connection with such arrangement, (i) after the Closing, Seller agrees to use its Best Efforts to enforce for the account of Buyer any rights of Seller, and Parent agrees to use its Best Efforts to enforce for the account of Buyer any rights of any other Subsidiary of Parent, arising from any such Contracts, Permits or Environmental Permits including the right to elect to terminate in accordance with the terms thereof on the advice of Buyer, (ii) Buyer shall use its Best Efforts to perform or arrange for the performance of the obligations of Seller and any other Subsidiary of Parent arising after the Closing Date under such Contracts, Permits or Environmental Permits and (iii) Buyer and AmerAlia, jointly and severally, shall indemnify and hold harmless Parent, Seller and any other Subsidiary of Parent from and against any Losses (as hereinafter defined) arising out of or resulting from Buyer's performance or failure to perform under such Contracts, Permits and Environmental Permits, except as otherwise provided in this Agreement. Seller and/or any other Subsidiary of Parent, as applicable, shall, without further consideration therefor, pay and remit to Buyer promptly all monies, rights and other considerations received in respect of such performance or shall direct third parties to pay and remit any such monies, rights and considerations directly to Buyer (in each case, net of Seller's costs and taxes in respect thereof). With respect to any Permit, Environmental Permit, or Contract that was transferred subject to an Outstanding Consent, Seller's obligations with respect thereto under this Section 2.10 (except as they relate to the payment of monies and other considerations under the immediately preceding sentence) shall cease as of approval by the applicable Governmental Authority. If and when any Outstanding Consent for a Contract, Permit or Environmental Permit that was not assigned or transferred to Buyer shall be obtained or the affected Contract, Permit or Environmental Permit shall otherwise become assignable, Seller and/or any other Subsidiary of Parent, as applicable, shall promptly assign all its rights and obligations thereunder to Buyer without the payment of further consideration, and Buyer shall, without the payment of any further consideration therefor, assume such rights and obligations and Parent, Seller and any other Subsidiary of Parent, as applicable, shall be relieved of any and all obligations or liability thereunder.

                 Section 2.11 Transfer Taxes. The parties agree that all Transfer Taxes shall be borne by Buyer. Buyer shall properly prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes, timely pay all Transfer Taxes, and provide Seller reasonable proof of timely payment of all Transfer Taxes for which Seller has primary or secondary liability under applicable Law.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT

                  Seller and Parent hereby represent and warrant to Buyer as follows:

                  Section 3.1 Organization of Seller.

                          (a) Seller is a limited liability company, duly
organized, validly existing and in good standing under the laws of Colorado and has all requisite limited liability company power and authority to own and lease the Assets and operate the Business and to carry on the operations of the Business as now being conducted by it.

                          (b) Seller has no Subsidiaries and does not own any
shares of capital stock or other securities of any other Person.

                          (c) Seller previously has supplied Buyer with or made
available to Buyer true and complete copies of its certificate of formation and limited liability company agreement and all other similar Governing Documents.

                 Section 3.2 Authority of Seller and Parent; Binding Effect.

                          (a) Each of Seller and Parent has the requisite power
and authority to execute and deliver this Agreement and the Related Agreements to which Seller and/or Parent are parties, as the case may be, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder including, in the case of Parent, the power to cause each of Parent's Other Affiliates that is a party to any Assumed Contract or owns any of the other Assets to transfer and convey such Assumed Contract or other Assets to Buyer. The execution and delivery by each of Seller and Parent of this Agreement and the Related Agreements to which Seller and/or Parent are parties, as the case may be, the performance of the obligations of Seller and Parent hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller or Parent, as the case may be. Other than the approval of the Equityholders of Seller with respect to the change of name of Seller as set forth in Section 5.17(a) hereto (the "Approval of Equityholders"), no other action on the part of the equityholders or managers of Seller that has not been taken is required in connection with the execution, delivery and performance by Seller of this Agreement or the Related Agreements to which Seller is a party and the consummation by Seller of the transactions contemplated hereby and thereby. No other corporate proceedings on the part of Parent which have not been taken are required in connection with the execution, delivery and performance by Parent of this Agreement or the Related Agreements to which Parent is a party and the consummation by Parent of the transactions contemplated hereby and thereby.

                          (b) This Agreement has been duly executed and
delivered by Seller and Parent and constitutes, and when executed and delivered, each of the Related Agreements to be executed and delivered by Seller and Parent, will constitute, assuming, in each instance, due authorization, execution and delivery of this Agreement and the Related Agreements by any parties thereto other than Seller and Parent or Parent's Other Affiliates, a valid and legally binding obligation of Seller and Parent enforceable against Seller and Parent, as the case may be, in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                 Section 3.3 Non-Contravention. Except as set forth in Section
3.3 of the Seller Disclosure Letter, the execution, delivery and performance of this Agreement and the Related Agreements to which Seller, Parent and/or each of Parent's Other Affiliates that is a party to any Assumed Contract or owns any of the other Assets are parties, as the case may be, by Seller and Parent, and the consummation by Seller and Parent of the transactions contemplated hereby and thereby, shall not (i) violate any provision of the Governing Documents of Seller, Parent, or any of Parent's Other

Affiliates that is a party to any Assumed Contract or owns any of the other Assets, (ii) result in the breach or violation of, give rise to any right of termination, acceleration of any obligation or amendment under, result in the creation of a Lien on the Assets, or constitute a default under (in each case, with or without the giving of notice or the lapse of time or both) any of Seller's, Parent's or Parent's Other Affiliates' mortgage, deed of trust, or other arrangement or instrument for borrowed money, lease, license, or any Assumed Contract, Permit or Environmental Permit relating to the Business, or
(iii) assuming that all consents and approvals referred to in Section 3.4 have been obtained, violate any Law or Order applicable to Seller, Parent or each of Parent's Other Affiliates that is a party to any Assumed Contract or owns any of the other Assets, except, with respect to clauses (ii) and (iii), for such breaches, violations, rights, Liens or defaults which would not, individually or in the aggregate, reasonably be expected to (x) result in a Material Adverse Effect or (y) prevent or materially delay the ability of Seller or Parent to consummate the transactions contemplated hereby.

                  Section 3.4 Consents and Approvals. Except as set forth in
Section 3.4 of the Seller Disclosure Letter, the execution, delivery and performance of this Agreement or the Related Agreement to which Seller, Parent and/or each of Parent's Other Affiliates that is a party to any Assumed Contract or owns any of the other Assets are parties, as the case may be, by Seller, Parent or such of Parent's Other Affiliates, and the consummation by Seller, Parent and such of Parent's Other Affiliates of the transactions contemplated hereby or thereby does not and shall not violate, or require any authorization, consent, waiver, approval, exemption, Permit, Environmental Permit or order of, or any other action by, or notice or declaration to, or filing with, any Governmental Authority or other Person, under any Law applicable to Seller, Parent, such of Parent's Other Affiliates or any of the Assets, except where such violation or the failure to obtain such authorization, consent, waiver, approval, exemption, Permit, Environmental Permit or order or to make such notice or declaration or filing would not reasonably be expected to (x) result, individually or in the aggregate, in a Material Adverse Effect or (y) prevent or materially delay Seller's, Parent's or such of Parent's Other Affiliates' ability to consummate the transactions contemplated hereby.

                  Section 3.5 Financial Information. Prior to the date hereof, Seller has delivered or made available to Buyer, audited balance sheets for Seller as of June 30, 2001 and 2002, and the audited statements of income and cash flows for Seller for the twelve-month periods ended on June 30, 2001 and 2002, together with the notes thereon (collectively, the "Financial Statements"). Except as set forth in Section 3.5 of the Seller Disclosure Letter, the Financial Statements have been prepared from, and are consistent with, the books and records of Seller and fairly present in all material respects in accordance with GAAP the financial position of and results of operations of Seller as of the respective dates thereof.

                  Section 3.6 Absence of Undisclosed Liabilities. Seller does not have any material liability required to be reflected in a balance sheet for Seller prepared in accordance with GAAP, except for (i) liabilities disclosed in
Section 3.6 of the Seller Disclosure Letter, (ii) liabilities reflected or reserved against in the Financial Statements, (iii) environmental liabilities, which are the subject of Section 3.10, (iv) liability for

Actions, which are the subject of Section 3.8, (v) liabilities incurred by Seller in the Ordinary Course of Business since June 30, 2002 or in accordance with the terms and conditions of this Agreement and (v) liabilities which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                  Section 3.7 Absence of Certain Changes or Events. Except as expressly contemplated by this Agreement or as set forth in Sections 3.7, 3.8, 3.9, 3.10 and 3.11 of the Seller Disclosure Letter, since June 30, 2002 until the date hereof, the Business of Seller has been conducted in all material respects in the Ordinary Course of Business and there has not occurred any event, change or development which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 3.8 Litigation and Claims. Except as set forth in Sections 3.8 and 3.10 of the Seller Disclosure Letter and except for any proceeding relating to Tax matters (which is the subject of Section 3.13), as of the date hereof, there is no Action pending, or to the Knowledge of Seller or the Knowledge of Parent threatened against Seller, the Assets, or Parent with respect to the Assets, and to the Knowledge of Seller or Knowledge of Parent no facts or circumstances exist which individually or in the aggregate with all other Actions would reasonably be expected to have a Material Adverse Effect, or that challenges the validity of this Agreement or the Related Agreements or the ability of Seller or Parent to perform its obligations hereunder or thereunder, or which seeks to materially modify, revoke, terminate, suspend or limit any of the Assumed Contracts. Except as set forth in Section 3.9 and 3.10 of the Seller Disclosure Letter, and except as would not reasonably be expected to result in a Material Adverse Effect, none of Seller, the Assets or, with respect to the Assets, Parent or Parent's Other Affiliates is subject to any material outstanding Order issued by any Governmental Authority.

                  Section 3.9 Compliance with Laws.

                          (a) Except as set forth in Section 3.9(a) of the
Seller Disclosure Letter and except for compliance with Environmental Laws (which is the subject of Section 3.10), Tax Laws (which is the subject of Section 3.13) and Laws relating to employee benefits (which is the subject of
Section 3.14), Seller is in compliance with all applicable Laws and Orders applicable to the Business, the Assets or Seller, except where such non-compliance would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

                          (b) Section 3.9(b) of the Seller Disclosure Letter
(except for Environmental Permits which are the subject of Section 3.10) contains a complete and accurate list of all permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities that are held by Seller or that otherwise relate to the Business or the Assets (the "Permits").

                          (c) Except as disclosed in Section 3.9(c)(i) of the
Seller Disclosure Letter (and except for environmental matters which are the subject of Section 3.10), Seller holds all Permits that are required for the ownership and conduct of the

Business, and such Permits are in full force and effect. Except as set forth in
Section 3.9(c)(ii) of the Seller Disclosure Letter (and except for environmental matters which are the subject of Section 3.10), Seller has not received any written notice from any competent authority of revocation of or default under any Permits or of any non-compliance with any applicable Law or Order.

                  Section 3.10 Environmental Matters.

                       (a) Except as disclosed in Section 3.8 and Section
3.10 of the Seller Disclosure Letter:

                           (i) Seller is in compliance with all Environmental Laws applicable to the Business or the Assets, and with respect to the Rudd Warehouse Lease, an Affiliate of Seller is in compliance with all Environmental Laws applicable to such Leased Real Property, except in each case for such failures to comply as would not reasonably be expected to result in a Material Adverse Effect;

                           (ii) There is no Environmental Claim pending or to the Knowledge of Seller threatened in writing against Seller with regard to the Assets, or against an Affiliate of Seller with respect to the Rudd Warehouse Lease, which (to the extent not covered by insurance) would reasonably be expected to result in a Material Adverse Effect;

                           (iii) Neither Seller, nor an Affiliate of Seller with respect to the Rudd Warehouse Lease, is under any present unsatisfied obligation under any Environmental Law, as of the date hereof, to conduct any Remedial Action with respect to Contaminants at the Assets; and

                           (iv) None of the Assets is listed on or to the Knowledge of Seller proposed for listing on the National Priority List maintained under CERCLA or on an equivalent list maintained pursuant to state law;

                           (v) Since November 18, 1992, there has been no material Release, or to the Knowledge of Seller, a threat of material Release, at or from the Assets;

                           (vi) Since April 1, 1998, to the Knowledge of Seller, at any location used by Seller or any Affiliate in connection with the Business, neither Seller nor its employees or agents, nor an Affiliate of Seller insofar as it relates to the Rudd Warehouse Lease, has caused or contributed to a material Release or threat of a material Release of any Contaminants that were generated, manufactured, refined, transferred, produced, imported, used or processed by Seller at such location in connection with the Business in a manner that resulted in any present, unsatisfied obligation by Seller or its Affiliate under any Environmental Law, as of the date hereof, to conduct any Remedial Action with respect to such Contaminants.

                       (b) Seller holds all Environmental Permits necessary for the ownership and conduct of the Business as it is currently conducted, except such Environmental Permits the absence of which would not reasonably be expected to result in a Material Adverse Effect, and such Environmental Permits are in full force and effect. A complete and accurate list of such Environmental Permits is contained in Section 3.10 of the Seller Disclosure Letter. Except as disclosed in Section 3.10 of the Seller Disclosure Letter, Seller has not received written notice from any Government Authority seeking revocation of or alleging the failure to obtain any Environmental Permits which notice has not been resolved as of the date hereof;

                       (c) To the Knowledge of Seller, Seller has delivered or made available to Buyer or its Representatives true and complete copies and results of material reports, studies, analyses, tests, or monitoring initiated on or after November 18, 1992 by Seller, Parent or their Affiliates pertaining to Contaminants in, on or under the Assets or concerning compliance by Seller with Environmental Laws; and

                       (d) The parties agree that the representations and warranties of this Section 3.10 are Seller's sole and exclusive representations and warranties regarding compliance with or liabilities under Environmental Laws.

                       (e) Environmental Definitions.

                           (i) "Contaminant" shall mean any pollutant, contaminant, hazardous substance, hazardous material, toxic substance, or special or hazardous waste, or any constituent thereof regulated by any Environmental Law.

                           (ii) "Environmental Claim" shall mean any claim, action, cause of action, investigation or written notice by any Person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, remedial costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Environmental Permit, ordinance or registration, common law or otherwise, arising out of, based on or resulting from (a) a Release or threatened Release into the environment at any location, owned, leased or operated by Seller or (b) any violation or alleged violation of any Environmental Law by Seller.

                           (iii) "Environmental Law" shall mean any Federal, state or local law, rule or regulation, ordinance, code, Environmental Permit, order, decree, or other binding determination of any Governmental Authority directed to, addressing or imposing liability or standards of conduct with respect to or otherwise relating to: protection of the environment; Releases or threatened Releases of Contaminants into the environment or threats to human health or safety resulting from Releases of Contaminants; or the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Contaminants. Without limiting the generality of the foregoing, these

         Environmental Laws include the Clean Air Act, as amended (42 U.S.C. Sections 7401 et seq.); the Clean Water Act, as amended (33 U.S.C. Sections 1251 et seq.); the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Sections 6901 et seq.); any so-called "Superlien" law; the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Sections 651 et seq.); Executive Order 11738; Federal Safety and Health Amendments Act, as amended (30 U.S.C. 801 et seq.); regulations of any Governmental Authority implementing such Laws; and comparable state or local laws, regulations, or ordinances.

                           (iv) "Environmental Permit" shall mean any permit, license, authorization, certificate, exemption, variance, registration, or approval of a Governmental Authority required to be held or obtained under or by virtue of any Environmental Law.

                           (v) "Release" shall mean release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, escape, leaching or migration of Contaminants into the indoor or outdoor environment or into or out of any Real Property, including the movement of Contaminants through or in the air, soil, surface water or groundwater of Real Property.

                           (vi) "Remedial Action" shall mean actions required under Environmental Laws to: (A) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment;
         (B) prevent a Release or threat of a Release or minimize the further Release; or (C) perform pre-remedial studies and investigations and post-remedial care.

                           (vii) "Rudd Warehouse Lease" shall mean the Lease dated April 3, 1996 between Rudd Limited Liability Company and IMC Chemicals Inc. (f/k/a "North American Chemical Company") for warehouse premises at 3051 West 2nd Avenue, Rifle, Co 80650 and Lease Addenda dated June 18, 1996, April 1, 1997, November 16, 1998, February 1, 1999, January 1, 2000, January 1, 2001, January 1, 2002 and January 1, 2003.

                  Section 3.11 Material Contracts.

                       (a) Section 3.11(a) of the Seller Disclosure Letter contains a complete and accurate list of all Assumed Contracts in effect as of the date hereof including oral Contracts pertaining to recurring sales of product, except for: (i) miscellaneous service Contracts terminable at will without penalty; and (ii) Contracts not involving (A) any monetary obligation in excess of $20,000 during the remaining term of the Contract or (B) any material non-monetary obligation ("Material Contracts").

Seller has delivered or made available to Buyer true and complete copies of each of the written Material Contracts, including any amendments thereto.

                       (b) Each Material Contract is in full force and effect, and neither Seller, nor, to the Knowledge of Seller, any other party thereto, is in material breach under any such Material Contract, and no event has occurred that with notice or passage of time or both would constitute such a material breach thereunder by Seller, or, to the Knowledge of Seller, any other party thereto.

                       (c) Section 3.11(c) of the Seller Disclosure Letter contains a complete and accurate list of all offers and acceptances provided by IMC Chemicals Inc. pursuant to the Distribution Agreement dated as of January 1, 2000 between IMC Chemicals Inc. and Bioproducts Incorporated, as amended ("Bioproducts Agreement"), which list details the obligations that will be assumed by Buyer to deliver Product (as defined in the Bioproducts Agreement) for 2003 and any subsequent period, including applicable quantity and price data. (The parties specifically agree that, in the event Closing occurs, Section 3.11(c) of the Seller Disclosure Letter will be updated as of the Closing Date.)

                  Section 3.12 Intellectual Property.

                       (a) Section 3.12(a) of the Seller Disclosure Letter sets forth for the Business Intellectual Property owned by Seller and its Affiliates, a complete and accurate list, of all U.S., state and foreign: (i) patents and patent applications; (ii) trademark and service mark registrations (including Internet domain name registrations), trademark and service mark applications and material unregistered trademarks and service marks; and (iii) copyright registrations, copyright applications and material unregistered copyrights.

                       (b) Section 3.12(b) of the Seller Disclosure Letter sets forth a complete and accurate list of all agreements (excluding "shrink wrap" and "click wrap" agreements, agreements contained in "off the shelf" software, and the terms of use or service for any website) granting or obtaining any right to use or practice any rights under Business Intellectual Property to which Seller or an Affiliate of Seller is a party or is otherwise bound or receives rights, as licensee, licensor or otherwise thereunder.

                       (c) Except as set forth in Section 3.12(c) of the Seller Disclosure Letter or as would not be reasonably likely to have a Material Adverse Effect:

                           (i) Seller owns or has the legal right to use all Business Intellectual Property;

                           (ii) to the Knowledge of Seller, the conduct of the Business does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any third party;

                           (iii) Seller has not received written notice from any third party regarding any actual or potential infringement or other violation of any

         Intellectual Property rights of any third party, or challenging the enforceability of any of the agreements listed in Section 3.12 (b) of the Seller Disclosure Letter;

                           (iv) Seller takes reasonable measures to protect the confidentiality of its Trade Secrets; and

                           (v) the consummation of the transactions contemplated hereby will not result in the loss or impairment of Buyer's rights to own or use any of the Business Intellectual Property.

                 Section 3.13 Taxes. Except as set forth in Section 3.13 of the Seller Disclosure Letter,

                       (a) Seller has (i) timely filed with the appropriate Federal, state, local, and foreign taxing authorities all Tax Returns required to be filed by it, which Tax Returns are true, correct and complete in all material respects and (ii) timely paid in full or has made adequate provision in the Financial Statements for all Taxes of Seller due and payable, except such Taxes, if any, as are being contested in good faith (which contest is set forth on Section 3.13(a) of the Seller Disclosure Letter) and as to which adequate reserves (determined in accordance with GAAP) have been provided;

                       (b) The Affiliates of Seller have (i) timely filed with the appropriate Federal, state, local, and foreign taxing authorities all Tax Returns required to be filed by such entities on which any item resulting from the ownership or operation of the Business (each such item a "Business Tax Item") is required to be reported, which Business Tax Items are correctly and completely reported thereon, and (ii) timely paid in full or have made adequate provision in the Financial Statements for all Taxes of such entities due and payable to the extent that such Taxes relate to Business Tax Items ("Business Taxes"), except such Taxes, if any, as are being contested in good faith (which contest is set forth on Section 3.13(b) of the Seller Disclosure Letter) and as to which adequate reserves (determined in accordance with GAAP) have been provided;

                       (c) There are no Liens for Taxes upon any of the Assets other than Permitted Liens;

                       (d) Neither Seller nor any Affiliate of Seller has received any written notice of deficiency or assessment from any Federal, state or local taxing authority with respect to liabilities for Taxes of Seller or Business Taxes, which have not been fully paid or finally settled;

                       (e) Seller has timely withheld and paid over to the relevant taxing authorities all amounts required to be so withheld and paid over and the Affiliates of Seller have timely withheld and paid over to the relevant taxing authorities all amounts required to be so withheld and paid over by such Affiliates in connection with the Business, including withholding in connection with payments to employees, independent contractors, creditors, shareholders, partners or other parties which payments arise pursuant to the Business;

                       (f) There are no Federal, state, local, or foreign audits, actions, suits, proceedings, investigations, or administrative proceedings relating to Taxes or any Tax Returns of Seller, or any Business Taxes of any Affiliate of Seller, now pending, and neither Seller nor any Affiliate of Seller has received any notice of any proposed audits, investigations, or administrative proceedings relating to such Taxes or any such Tax Returns;

                       (g) Seller has not waived or extended any statute of limitations relating to the payment of Taxes of Seller, and no Affiliate of Seller has waived or extended any statute of limitations relating to the payment of Business Taxes, for any taxable period for which the applicable statutes of limitations has not expired; and

                       (h) Neither Seller nor any Affiliate of Seller has received any written notice from any jurisdiction in which Seller or such Affiliate does not file a Tax Return that Seller is required to file a Tax Return for such jurisdiction or that such Affiliate is required to file a Tax Return for such jurisdiction with respect to Business Taxes.

                 Section 3.14 Employee Benefit Plans.

                       (a) Section 3.14(a) of the Seller Disclosure Letter contains a true and complete list of each Plan.

                       (b) With respect to each Plan, Seller has heretofore delivered or made available to Buyer true and complete copies of each of the following documents: (i) a copy of the Plan and any amendments thereto; (ii) a copy of the most recent annual report and actuarial report, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87; (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto;
(iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof, and (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code.

                       (c) No liability under Title IV or Section 302 of ERISA has been incurred by Seller or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Seller or any ERISA Affiliate of incurring any such liability, other than liability for applicable insurance premiums due (which premiums have been paid when due). Insofar as the representation made in this Section 3.14(c) applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Seller or any ERISA Affiliate made, or was required to make, contributions during the five (5)-year period ending on the last day of the most recent plan year that ended prior to the Closing Date.

                       (d) All contributions required to be made with respect to any Plan on or prior to the Closing Date have been timely made in accordance with Law and past practice or where such payments have been made late no action has been taken, or to the Knowledge of Seller, except as set forth in Section 3.14(d) of the Seller Disclosure Letter, is anticipated, by the relevant Governmental Authority.

                       (e) None of Seller, any Plan, any trust created thereunder, nor (to the Knowledge of Seller) any trustee or administrator thereof has engaged in a transaction in connection with which Seller, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code.

                       (f) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to, ERISA and the Code. To the extent any operational failures that are not material have occurred, such failures have been corrected under the EPCRS program of the IRS or the DFVC or fiduciary program of the DOL.

                       (g) Each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the Internal Revenue Service stating that it is so qualified, and, to the Knowledge of Seller, no event has occurred since the date of such letter that would adversely affect such qualification.

                       (h) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Seller for periods extending beyond the date of their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary) or (iv) as set forth in the retention and severance arrangements listed in
Section 3.14(a) of the Seller Disclosure Letter.

                       (i) There are no pending or, to the Knowledge of Seller, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

                       (j) No temporary employee, seasonal employee, leased employee or independent contractor providing services to the Business is eligible to participate in any Plan. All independent contractors providing services to the Business satisfy the appropriate tests for payroll tax classification as independent contractors and not employees.

                 Section 3.15 Labor Relations and Employment.

                       (a) Except as has not had, or would not have, a Material Adverse Effect, Seller represents as of the date of this Agreement the following: (i) Seller is neither party to, nor bound by, any collective bargaining agreement or any other agreements with a labor union; (ii) to the Knowledge of Seller, there has been no labor union prior to the date hereof organizing any employees of Seller into one or more collective bargaining units,
(iii) Seller has not received written notice that any representation petition with respect to the employees of Seller has been filed with the NLRB; (iv) to the Knowledge of Seller, there is no actual or threatened labor dispute, strike, slowdown or work stoppage by employees of Seller; (v) to the Knowledge of Seller, there is no pending or threatened charge or complaint against Seller by or with the NLRB.

                       (b) Section 3.15(b) of the Seller Disclosure Letter sets forth, as of December 16, 2002, the following: (i) a list of the names, titles, functions, locations, annual salary, stock option grants and other compensation of all employees, independent consultants and leased or temporary employees of Seller; and (ii) the wage rates for non-salaried employees of Seller.

                       (c) Section 3.15(c) of the Seller Disclosure Letter describes each agreement or arrangement under which Seller has or would reasonably be expected to have after the Closing Date any liability to indemnify, reimburse or advance any material amount to any officer, director, employee or agent of Seller (other than with respect to payroll, travel expense reimbursement and similar items in the Ordinary Course of Business) and the nature and amount of each such obligation.

                       (d) Except as set forth in Section 3.15(d) of the Seller Disclosure Letter, no employee or former employee of Seller has filed, or to the Knowledge of Seller threatened in writing to file, any grievance against Seller which would reasonably be expected to result in any material liability after the Closing Date.

                       (e) Section 3.15(e) of the Seller Disclosure Letter summarizes (i) the number of Persons who have been during the last 24 months, or currently are, receiving short-term or long-term disability benefits, (ii) the aggregate term of disability for such Persons and (iii) the aggregate amount of disability benefits paid to such Persons during such period.

                       (f) Seller has no obligation to provide pension benefits or retirement benefits to any employee or former employee of Seller after the date of this Agreement, other than contributions under Seller's Savings Plan.

                       (g) To the Knowledge of Seller, as of the date hereof, Seller has no material liability under the Plans or relating to payroll, vacation, sick leave, workers' compensation, unemployment benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for any of Seller's former employees.

                 Section 3.16 Real Property; Personal Property; Sufficiency of Assets.

                       (a) Section 3.16(a) of the Seller Disclosure Letter contains a list of all real property owned by Seller including the Water Rights (collectively, the "Owned Real Property").

                       (b) Section 3.16(b) of the Seller Disclosure Letter contains a list of all real property that is leased or subleased by Seller (the "Leased Real Property") and the leases under which it is held.

                       (c) Section 3.16(c) of the Seller Disclosure Letter contains a list of all material fixed assets used in connection with the operation of the Business.

                       (d) Seller has delivered or made available to Buyer true and complete copies of all deeds, leases, easements, rights-of-way, or other material instruments pursuant to which Seller took title to the Real Property and material fixed assets used in connection with the operation of the Business (including any and all amendments and other modifications of such instruments).

                       (e) Except as set forth in Section 3.16(e)(i) of the Seller Disclosure Letter, Seller or an Affiliate of Seller has good, valid and marketable title to all the Owned Real Property, free and clear of all Liens except for Permitted Liens. Except as set forth in Section 3.16(e)(ii) of the Seller Disclosure Letter, Seller holds good and valid leasehold title to the Leased Real Property, free and clear of all Liens except for Permitted Liens, in each case subject to the provisions of the applicable lease. Seller holds the entire undivided leasehold estate in the Federal Sodium Leases. Seller is in actual possession of the Real Property. There are no tenants with any rights of occupancy or use of any portion of the Real Property except for the lease of a portion of the Water Rights to Aaron C. Woodward.

                       (f) Seller has good title to or a valid leasehold interest in or other valid right to use all material personal property used in the Business (the "Personal Property") that is reflected on the Financial Statements or acquired in the Ordinary Course of Business since the date of the Financial Statements that would have been required to be reflected on such Financial Statements if acquired on or prior to such date, other than personal property disposed of in Seller's Ordinary Course of Business since such date and except where such failure to have good title to, a valid leasehold interest in or other valid right to use such property would not reasonably be expected to result in a Material Adverse Effect.

                       (g) None of the Owned Real Property, and to the Knowledge of Seller, none of the Leased Real Property, is subject to any pending suit for condemnation or other taking by any Governmental Authority or other Person, and to the Knowledge of Seller, no such condemnation or other taking is threatened or contemplated, except where such condemnation or other taking would not reasonably be expected to result in a Material Adverse Effect.

                       (h) Seller is in compliance, in all material respects, with all of the terms and conditions of the Federal Sodium Leases. As of the date hereof, Seller has not received any written notice from any Governmental Authority claiming a default under, or any noncompliance with, the Federal Sodium Leases that has not been remedied in all material respects prior to the date hereof, and to the Knowledge of Seller, no such claim of default under or noncompliance with the Federal Sodium Leases has been threatened in writing.

                       (i) Except as set forth in Section 3.16(i) of the Seller Disclosure Letter, other than the Excluded Assets, the Assets constitute all of the material assets, tangible and intangible, of any nature whatsoever, necessary to conduct the Business in all material respects. Other than the Excluded Assets and continuing obligations with respect to filing applications for findings of reasonable diligence with respect to the Water Rights, to the Knowledge of Seller, there is no easement or other real property interest, other than the Real Property, that is required, or has been asserted in writing since January 1, 2000 by a Governmental Authority or other Person to be required, to conduct or operate the Business.

                       (j) Except as set forth in Section 3.16(j) of the Seller Disclosure Letter, at Closing, Seller shall deliver to Buyer good, valid and marketable title to all the Assets, free and clear of all Liens other than Permitted Liens.

                  Section 3.17 Insurance. Each of the insurance policies maintained with respect to Seller and the Assets as of the date hereof (the "Insurance Policies") are listed in Section 3.17 of the Seller Disclosure Letter. As of the date hereof, all such Insurance Policies are in full force and effect and all premiums due and payable thereon have been paid in accordance with their terms, and since January 1, 2000, Seller and Parent have not received with respect to any Insurance Policy any written notice of cancellation or notice of premium increase, other than ordinary course premium increases in connection with policy renewals.

                  Section 3.18 Books and Records. The books of account and other financial records of Seller are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether Seller is subject to that Section or not), including the maintenance of an adequate system of internal controls.

                  Section 3.19 Brokers, Finders Fees. None of Seller, Parent or Parent's Other Affiliates is committed to any liability for any brokers' or finders' fees or any similar fees or commission in connection with the transactions contemplated hereby.

                  Section 3.20 Bonds. Except as set forth in Section 3.20 of the Seller Disclosure Letter, there are no lease, reclamation, construction, fidelity, performance or other bonds, or letters of credit, posted or required to be posted by Seller in connection with the Business or the Assets.

                  Section 3.21 No Other Commitments. Other than the Excluded Assets, no material part of the Business or the Assets is directly or indirectly subject in any manner to any (a) oral or written commitment or arrangement for the sale, transfer, assignment or disposition thereof, in whole or in part, except pursuant to this Agreement, or (b) purchase option, preferential right of purchase, right of first refusal or similar arrangement, in the case of (a) or
(b) which would be triggered by the sale, transfer, assignment or other disposition of the Business or the Assets.

                  Section 3.22 Transactions with Affiliates. Except as set forth in Section 3.22 of the Seller Disclosure Letter and for inter-company services of an administrative or corporate nature provided by Parent or Parent's Other Affiliates to Seller in the Ordinary Course of Business, there are no Contracts between Seller and Parent or Parent's Other Affiliates with respect to the Business or the Assets ("Intercompany Contract"), other than Contracts that are terminable by Seller on or before the Closing Date without adversely affecting the Business, the conduct of the Business or the Assets in any material respect.

                  Section 3.23 Foreign Sales. Section 3.23 of the Seller Disclosure Letter lists each country in addition to the United States in which sodium bicarbonate produced from the Business has been sold or delivered by Seller, Parent or Parent's Other Affiliates since January 1, 1999 (excluding any sales or deliveries made by a third party distributor to end users of products produced by the Business after sale and delivery of product by Seller, Parent and its Affiliates, to such distributor).

                  Section 3.24 Solvency of Seller. Seller and Parent are not now insolvent and at and immediately after the Closing and after delivery of the Purchase Price and the transactions contemplated hereby, Seller and Parent shall not be (i) insolvent (either because such party's financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair saleable value of its assets shall be less than the amount required to pay its probable liabilities on its debts as they mature),
(ii) have unreasonably small capital with which to engage in its business or perform its obligations under this Agreement, including with respect to the Excluded Liabilities or (iii) have incurred or plan to incur debts beyond its ability to pay as they mature.

                 Section 3.25 Warranty Agreements; Warranty Claims.

                       (a) Section 3.25(a) of the Seller Disclosure Letter lists each type of written warranty given on or after August 31, 1996 (but not including any warranty given or that may arise in connection with spot sales) by Seller, Parent or an Affiliate of either of them to customers of the Business prior to the date of this Agreement, including, without limitation, any warranty that reasonably could be expected to extend to end users of sodium bicarbonate produced by the Business, in the Ordinary Course of Business.

                       (b) Except as disclosed in Section 3.25(b)(i) of the Seller Disclosure Letter, no distributor, customer or end user of products produced by the Business has made, or to the Knowledge of Seller threatened in writing to make, a claim for breach of warranty that remains unresolved as of the date hereof, or could reasonably be expected to result in material future liability to the Business.
Section 3.25(b)(ii) of the Seller Disclosure Letter sets forth a list of complaints (without making any representations as to the completeness or accuracy of the list) made by a distributor, customer or end user of products produced by the Business that have been recorded by Seller since January 1, 1996.

                  Section 3.26 Product Sales Orders. Except as set forth in
Section 3.26 of the Seller Disclosure Letter, neither Seller nor any Affiliates of Seller have any outstanding order to furnish product from the Business, except for obligations arising (i) under Material Contracts, (ii) in connection with spot sales of product and (iii) under Contracts involving monetary obligations for less than $20,000 during the remaining term of the Contract.

                  Section 3.27 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, none of Seller nor any other Person makes any express or implied representation or warranty on behalf of Seller or otherwise in respect of Seller or their respective businesses. Without limiting the generality of the foregoing, Seller has not made, nor shall be deemed to have made, any representations or warranties in any presentation of the Business in connection with the transactions contemplated hereby, and no statement contained any such presentation shall be deemed a representation or warranty hereunder or otherwise. No Person, other than Parent as set forth in Article III, has been authorized by Seller to make any representation or warranty relating to Seller, the Business or otherwise in connection with the transactions contemplated hereby and, if made, such representation or warranty must not be relied upon as having been authorized by Seller. Except for the representations and warranties set forth in Article IV, Seller acknowledges that it is not relying on any representation or warranty of Buyer or of any other Person.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF BUYER AND AMERALIA

                  Buyer and AmerAlia hereby represent and warrant to Seller as follows:

                  Section 4.1 Organization of Buyer and AmerAlia.

                       (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Buyer has previously supplied Seller with or made available to Seller true and complete copies of the certificate of incorporation and by-laws or similar Governing Documents of Buyer.

                       (b) AmerAlia is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. AmerAlia has previously supplied Seller with or made available to Seller true and complete copies of the certificate of incorporation and by-laws or similar Governing Documents of AmerAlia. As of the date hereof, AmerAlia is the beneficial owner of all of the outstanding stock of Natural Soda, Inc., which owns all of the outstanding equity interests in Buyer. At Closing, AmerAlia will own a majority of the outstanding voting stock of Natural Soda, Inc., which will continue to own all of the outstanding equity interests in Buyer.

                 Section 4.2 Authority of Buyer and AmerAlia; Binding Effect.

                       (a) Each of Buyer and AmerAlia has the requisite corporate power and authority to execute and deliver this Agreement and the Related Agreements to which Buyer and/or AmerAlia are parties, as the case may be, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by each of Buyer and AmerAlia of this Agreement and the Related Agreements to which Buyer and/or AmerAlia are parties, as the case may be, the performance of the obligations of Buyer and AmerAlia hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer and/or AmerAlia, as the case may be. No other corporate proceedings on the part of Buyer or AmerAlia are required in connection with the execution, delivery and performance by Buyer and/or AmerAlia, as the case may be, of this Agreement and the Related Agreements to which Buyer and/or AmerAlia are parties, as the case may be, or the consummation by Buyer and AmerAlia, of the transactions contemplated hereby and thereby.

                       (b) This Agreement has been duly executed and delivered by Buyer and AmerAlia and constitutes, and when executed and delivered, each of the Related Agreements to be executed and delivered by Buyer and AmerAlia, will constitute, assuming, in each instance, due authorization, execution and delivery of this Agreement and the Related Agreements by any parties thereto other than Buyer and AmerAlia, a valid and legally binding obligation of Buyer and AmerAlia enforceable against Buyer and AmerAlia in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  Section 4.3 Non-Contravention. Except as set forth in Section
4.3 of the Buyer Disclosure Letter, the execution, delivery and performance by Buyer and AmerAlia of this Agreement and the Related Agreements to which Buyer and/or AmerAlia are parties, as the case may be, is a party and the consummation by Buyer and AmerAlia of the transactions contemplated hereby and thereby shall not (i) violate any provision of the certificate of incorporation, by-laws or similar organizational documents of Buyer or AmerAlia, (ii) result in the breach or violation of, give rise to any right of termination, acceleration of any obligation or amendment under, result in the creation of any Lien on any assets of Buyer or constitute a default under (in each case, with or without the giving of notice or the lapse of time or both) any mortgage, deed of trust, or other arrangement or instrument for borrowed money, contract (including without limitation the Commitment Letter and, as of the Closing Date, the agreement(s) contemplated thereby), lease, license, instrument, permit or Environmental Permit, to which Buyer is a party or is subject or by which any assets of Buyer are bound or (iii) assuming that all consents and approvals referred to in Section 4.4 have been obtained, violate any Law or Order, except, as to clause (ii) or (iii), for such breaches, violations, rights, Liens or defaults which would not, individually or in the aggregate, reasonably be expected to prevent or delay Buyer's or AmerAlia's ability to consummate of any of the transactions contemplated hereby.

                  Section 4.4 Consents and Approvals. Except as set forth in
Section 4.4 of the Buyer Disclosure Letter, the execution, delivery and performance of this Agreement or the Related Agreements to which Buyer and/or AmerAlia are parties, as the case may be, by Buyer and AmerAlia and the consummation by Buyer and AmerAlia of the transactions contemplated hereby and thereby does not and shall not violate or require any authorization, consent, waiver, approval, exemption, permit, Environmental Permit or order of, or any other action by, or notice to or declaration to, or filing with, any Governmental Authority or other Person under any Law applicable to Buyer, AmerAlia or any of its assets, except where the violations or failure to obtain such authorization, consent, waiver, approval, exemption, permit, Environmental Permit or order or to make such, notice or declaration or filing would not, individually or in the aggregate, reasonably be expected to prevent or delay the consummation of any of the transactions contemplated hereby or thereby.

                  Section 4.5 Financial Capability.

                       (a) Buyer has received an executed commitment letter addressed to Buyer (the "Commitment Letter") with respect to the equity and debt investment in Buyer by The Sentient Group (or funds controlled by The Sentient Group) of Montreal, Quebec, Canada ("Sentient"), whereby Sentient has committed, upon the terms and subject to the conditions set forth therein, to make an investment of at least $25,000,000 in Natural Soda, Inc. in connection with the transactions contemplated hereby (the "Financing"). Buyer has delivered a complete and correct copy of the Commitment Letter referred to in this Section 4.5(a) as in effect on the date hereof to Seller. As of the date of this Agreement, the Commitment Letter is in full force and effect and has not been amended or rescinded, and Buyer has no reason to believe that any of the conditions set forth therein will not be satisfied by the Closing Date.

                       (b) The aggregate proceeds of the Financing will be sufficient to (i) pay the Purchase Price to Seller and (ii) fund the performance by Buyer of its obligations under this Agreement, including with respect to the Assumed Liabilities, following the Closing. Buyer knows of no fact or circumstance that it believes will prevent it from obtaining the Financing.

                  Section 4.6 Litigation and Claims. As of the date hereof, there is no Action pending or to the Knowledge of Buyer or Knowledge of AmerAlia, threatened against Buyer or AmerAlia that challenges the transactions contemplated hereby other than any Action that would not reasonably be expected to prevent, delay, make illegal or otherwise interfere with the consummation of the transactions contemplated hereby.

                  Section 4.7 Compliance with Laws. Each of Buyer and AmerAlia is in compliance with all Laws and Orders applicable to Buyer and/or AmerAlia, as the case may be, except where such non-compliance would not be reasonably expected to prevent, delay, make illegal or otherwise materially interfere with the consummation of the transactions contemplated hereby.

                  Section 4.8 Solvency of Buyer. Buyer is not now insolvent, and at and immediately after the Closing and after giving effect to the Financing and the transactions contemplated hereby, Buyer shall not (i) be insolvent (either because Buyer's financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair saleable value of its assets shall be less than the amount required to pay its probable liabilities on its debts as they mature), (ii) have unreasonably small capital with which to engage in its business and perform its obligations under this Agreement, including with respect to the Assumed Liabilities, or (iii) have incurred or plan to incur debts beyond its ability to pay as they mature.

                  Section 4.9 Brokers, Finders Fees. None of AmerAlia, Buyer or any other Subsidiary of AmerAlia is committed to any liability for any brokers' or finders' fees or any similar fees or commission in connection with the transactions contemplated hereby, other than any fees payable to McFarland Dewey Securities Co., which shall be paid by Buyer or AmerAlia and for which Seller and Parent shall have no liability.

                  Section 4.10 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither Buyer nor any other Person makes any express or implied representation or warranty on behalf of Buyer. Buyer acknowledges that it is not relying on any representation or warranty of Seller or of any other Person except as expressly set forth in Article III.

                                   ARTICLE V

                                    COVENANTS

                  Section 5.1 Access and Investigation.

                       (a) Between the date of this Agreement and the Closing Date, and upon reasonable advance written notice received from Buyer, Seller shall in each case subject to the limitations imposed by applicable Laws as determined in good faith by Seller, and without affecting or limiting the scope of any of Seller's or Parent's representations, warranties, covenants and indemnities in this Agreement or any Related Agreements or (except as contemplated by Sections 7.2(c)(i) and 7.3(c)(i) hereof) limiting liability for any breach of any of the foregoing:

                           (i) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer Group") reasonable access, during regular business hours, to Seller's employees, properties, Permits, Environmental Permits, books and records (including books and records of Parent or Parent's Other Affiliates insofar as they relate to the Business), the Overland Park Employees, the Assumed Contracts and other existing documents and data relating to the Assets, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of Seller or Parent or Parent's Other Affiliates and in each case subject to any limitations imposed by applicable Law or confidentiality obligations of Seller or Parent or Parent's Other Affiliates to third parties;

                           (ii) furnish or make available to Buyer Group during regular business hours copies of all such Assumed Contracts, Permits, Environmental Permits, books and records and other existing documents and data as Buyer may reasonably request, in each case subject to any limitations imposed by applicable Law or confidentiality obligations of Seller, Parent or any other Subsidiary of Parent to third parties;

                           (iii) furnish or make available to Buyer Group during regular business hours such additional financial, operating and other relevant data and information as Buyer may reasonably request; and

                           (iv) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer's investigation of the properties, assets and financial condition of Seller, the Business and the Assets.

                       (b) Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Buyer, Buyer shall have the right to have the Real Property and tangible Personal Property inspected by Buyer Group, at Buyer's sole cost and expense, for purposes of determining the physical condition and legal characteristics of the Real Property and tangible Personal Property, provided that in no event shall subsurface or other destructive testing be performed by or on behalf of Buyer Group without the prior written consent of Seller.

                       (c) Notwithstanding, the foregoing, Buyer shall not contact in connection with the transactions contemplated by this Agreement any employees of Seller or any of Seller's suppliers or customers, or subject to
Section 5.1(d), any Governmental Authority governing Seller's business activities without obtaining the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed, and that Seller shall have the opportunity to designate one or more Representatives who shall have the right to participate in any telephone calls to such Persons and to be present at and participate in any record review session or other meeting with such Persons, and who shall make themselves reasonably available for such purposes,

                       (d) Seller hereby authorizes Buyer to review any records maintained by Governmental Authorities with respect to the Assets and Business, and to contact (i) BLM with respect to transfer of the Federal Sodium Leases and the Federal Rights of Way, (ii) DMG with respect to transfer of Seller's mine Permit, and (iii) other Governmental Authorities in connection with transfer to Buyer of other Permits and/or Environmental Permits or obtaining new Permits and/or Environmental Permits, as necessary; provided, however, that other than commenting on matters that are open to public comment without violating confidentiality obligations pursuant to
Section 5.1 and 5.16 of this Agreement, Buyer shall not contact any Governmental Authorities with respect to the Assets or the Business without obtaining the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed, and that Seller shall have the opportunity to designate one or more Representatives who shall have the right to participate in any telephone calls to such Governmental Authorities and to be present at and participate in any record review session or other meeting with such Governmental Authorities, and who shall make themselves reasonably available for such purposes, it being understood that the limitations set forth in this proviso shall not restrict Buyer's right to review publicly available information relating to the Assets or the Business.

                       (e) All information provided to Buyer and its Affiliates, and its and their Representatives by or on behalf of Seller or Parent, in connection with this Agreement and the transactions contemplated hereby shall be held by Buyer and its Affiliates, and its and their Representatives as Evaluation Material or, to the extent applicable, IMC Competitively Sensitive Information, as defined in, and pursuant to the respective terms of, the Confidentiality Agreements. Buyer shall, and shall direct its Representatives and funding sources and other Representatives to, hold such information confidential and otherwise comply with the Confidentiality Agreements with respect to such information.

                 Section 5.2 Conduct of Business. Except (i) as expressly contemplated by this Agreement, (ii) with the consent of Buyer (which shall not be unreasonably withheld or delayed), or (iii) as otherwise set forth in Section
5.2 of the Seller Disclosure Letter, during the period beginning on the date hereof and ending at the Closing, Seller shall:

                       (a) conduct its business only in the Ordinary Course of Business, and use Best Efforts to (i) preserve intact the Assets, its business organization and properties and maintain relationships with suppliers, distributors, employees, landlords, agents and customers of the Business and any other Persons having business arrangements with the Business and (ii) continue collection of receivables and payment of trade accounts payable in a manner consistent with past practices;

                       (b) maintain the Assets in compliance with applicable Law and in a state of repair, order and condition that is consistent with the Ordinary Course of Business subject to ordinary wear and tear;

                       (c) use Best Efforts to keep in full force and effect, without amendment except as otherwise agreed by the parties, all Material Contracts and other material rights relating to the Business and the Assets (other than by allowing any such Material Contract or material right to expire in accordance with its terms except as provided in Section 5.23);

                       (d) not sell, transfer or assign any of its Assets other than in the Ordinary Course of Business, or permit the creation of any Lien on any of its Assets other than a Permitted Lien or any Lien which will be released at or prior to Closing;

                       (e) use Best Efforts to comply with all material obligations under applicable Law and material contractual obligations applicable to the Business and the Assets;

                       (f) not enter into any Assumed Contract that provides for capital expenditures in excess of $75,000 for any individual contract or $150,000 for all such contracts in the aggregate, except to the extent Seller in its reasonable good faith judgment believes is necessary for the preservation of the Business or the Assets; provided, however, that any such Assumed Contract or obligation is on commercially reasonable terms and that Seller has provided reasonable advance written notice thereof to Buyer;

                       (g) agree to notify Buyer every five (5) Business Days of
(i) any long-term obligation to sell sodium bicarbonate at a specified price, including an oral Contract providing for recurring sales to customers and (ii) agreements to provide price reductions as set forth in Section 4(b) of the Bioproducts Agreement or other material obligations of Seller that shall not be fulfilled or satisfied at or prior to Closing,

                       (h) use Best Efforts to continue in full force and effect the insurance coverage under the policies set forth in Section 3.17 of the Seller Disclosure Letter or substantially equivalent policies;

                       (i) except as may be required to comply with Section 5.6(e) or as required to comply with ERISA or to maintain qualification under
Section 401(a) of the Code, not amend, modify or terminate any Plan without the express written consent of Buyer;

                       (j) cooperate with Buyer and assist Buyer in identifying the Permits and Environmental Permits required by Buyer to own and operate the Business from and after the Closing Date and cooperate with Buyer to effectuate the transfer of such existing Permits and Environmental Permits to Buyer, where permissible, or to obtain its own new Permits and/or Environmental Permits (it being understood that any costs or expenses incurred in connection with the transfer of any such Permits and Environmental Permits or with Buyer obtaining new Permits and Environmental Permits shall be borne by Buyer);

                       (k) maintain all books and records of Seller relating to the Business in the Ordinary Course of Business;

                       (l) not take any affirmative action, or fail to take any reasonable action within its control, as a result of which Seller should be aware that any of the representations and warranties set forth in Section 3.6 or
3.7 would be untrue or incorrect at the Closing so that the condition set forth in Section 6.2(a) is not satisfied;

                       (m) use Best Efforts to not allow the levels of raw materials, supplies or other materials included in the Inventory to vary materially from the levels maintained in the Ordinary Course of Business, and not reduce the operating spare part equipment inventory in a manner that would result in a lack of redundancy with respect to any system that is part of the Business, except for reductions made in the Ordinary Course of Business and except for removal of Excluded Assets; and

                       (n) not enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to the Assets, the Business or the Assumed Liabilities that would materially impair the value of the Assets or Buyer's ability to operate the Business in a manner substantially similar to the way in which it currently is operated by Seller.

                  Section 5.3 Posting of Guaranty or other Security. Buyer and AmerAlia agree, and each shall take any and all reasonable action to do, or cause to be done, all things necessary, under applicable Laws or any applicable Contract to post as soon as practicable any guaranty, bond, letter of credit or other security required by third parties in connection with the assignment and assumption of any rights and obligations under any of the Contracts, Permits or Environmental Permits and agree to cooperate with Seller and Parent in causing such third parties to release, terminate or cancel any such security posted by Seller, Parent or, if applicable, its Affiliates under such Contract, Permit or Environmental Permit so as to enable Seller, Parent or, if applicable, its Affiliates to be released from such security as soon as practicable following Closing. Buyer shall reimburse and indemnify Seller, Parent, or, if applicable, its Affiliates for any Loss as a result of such security not being released as a result of any failure by Buyer to post replacement security.

                  Section 5.4 Title Defects Identified in Title Insurance Commitments. If within seven (7) days after obtaining a commitment to issue a title insurance policy (a "Title Commitment"), and within ten (10) days prior to the Closing, Buyer notifies Seller of any Lien (other than a Permitted Lien) or other matter affecting title to any parcel of Owned Real Property which prevents access to or which could prevent or impede in any material way the use or operation of that parcel of Owned Real Property for the purposes for which it is currently used or operated by Seller (each a "Title Defect"), Seller and Parent shall use commercially reasonable efforts (but without any requirement to pay material amounts or undertake any material liability) to, prior to Closing (i) remove such Title Defects, or (ii) with the consent and at the expense of Buyer, cause the title company to commit to insure over each such Title Defect; it being acknowledged and agreed that the Closing shall not be postponed in order to effect the foregoing obligations, provided that Seller has not sold, leased, transferred, mortgaged or otherwise further materially encumbered the Real Property prior to the Closing Date and furthermore it being understood that Seller agrees to remove any Title Defect arising under any Intercompany Contract prior to Closing.

                  Section 5.5 Further Assurances.

                       (a) Seller and Buyer agree to cooperate with respect to the notices and filings required to be made with, and the consents, approvals, waivers and authorizations required to be obtained prior to the Closing in connection with the transactions contemplated hereby. Each of Seller and Buyer
(i) shall effect, as promptly as reasonably practicable, the filings and notices required to be made by it prior to the Closing and (ii) subject to the limitations set forth in this Agreement, shall use its Best Efforts to obtain, as promptly as reasonably practicable, the consents, approvals, waivers and authorizations of Governmental Authorities and other Persons required to be obtained by it prior to the Closing; in each case in connection with the transactions contemplated by this Agreement.

                       (b) Subject to Section 2.10, Seller shall use its Best Efforts to take or cause to be taken all action, to do or cause to be done, and upon the request of Seller and in accordance with Seller's instructions, Buyer shall assist and cooperate with Seller in doing, all things necessary, proper or advisable under applicable Laws and regulations to obtain any consent, approval or amendment identified in Section 3.4 of the Seller Disclosure Letter or otherwise required to assign and convey the Assets to Buyer including completing credit applications and financial information required in a timely manner; provided, that in no event shall Buyer contact any Persons (other than Seller and its Affiliates in accordance with Section 5.1) who are parties to any agreements, leases, licenses or other Contracts relating to the Business, for purposes of assisting Seller to obtain the aforementioned consents or otherwise in connection with this Agreement, without the prior written authorization or direction of Seller, except as otherwise provided in Section 5.1(d).

                       (c) Buyer shall use its Best Efforts to obtain as promptly as practicable the Financing required to be obtained to consummate the transactions contemplated hereby as described in Section 4.5. Buyer shall not intentionally take any action that would be reasonably likely to result in the failure of the consummation of the Financing.

                       (d) At any time after the Closing Date, Seller, Parent, Buyer and AmerAlia shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Seller, Parent, Buyer or AmerAlia, as the case may be, and necessary for Seller, Parent, Buyer or AmerAlia, as the case may be, to satisfy their respective obligations hereunder or obtain the benefits contemplated hereby, provided that in doing so, no party shall be obligated to incur any out-of-pocket expense or liability not associated with its obligations hereunder. In particular, Seller and Parent agree to cooperate with Buyer in its obtaining those approvals of Governmental Authorities listed on Section 5.5(d) of the Seller Disclosure Letter, which lists such approvals that are not required to be obtained prior to Closing, and agree to obtain, provide and file, at Buyer's cost and expense (except for legal fees incurred by Seller in connection therewith), the documents that are reasonably required to be furnished by Seller or Parent to any Governmental Authority in order to obtain such approvals.

                       (e) Buyer shall use Best Efforts to obtain the approval of Governmental Authorities listed on Section 5.5(d) of the Seller Disclosure Letter that were not required to be obtained prior to Closing as promptly as reasonably practicable following the Closing Date.

                       (f) Subject to the limitations set forth in this Agreement, each party shall use its Best Efforts to cause the conditions to its obligations hereunder to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental filings, authorizations, approvals, consents, releases and terminations).

                       (g) Without limiting the generality of the foregoing, and subject to the satisfaction of all of the conditions set forth herein, Buyer and Seller shall use their Best Efforts to consummate the transactions contemplated hereby as soon as reasonably practicable.

                 Section 5.6 Employee Matters.

                       (a) Within five (5) Business Days following the date of this Agreement, and in any event prior to the Closing, Buyer shall make an offer of employment to each employee of Seller, including those on sick leave, vacation, other authorized leaves of absences or long- or short-term disability (such employees, the "Offered Employees"), on terms and conditions, including, but not limited to salary or wages, incentive opportunities and benefits that are in the aggregate comparable to those provided by Seller and its Affiliates on the date hereof, for employment commencing on the Closing Date with Buyer. The benefits that will be offered by Buyer to the Offered Employees are summarized in Section 5.6(a) of the Buyer Disclosure Letter. Those employees of Seller who commence employment on the Closing Date with Buyer or its Affiliates are referred to herein as "Transferred Employees."

                       (b) Seller shall have the right to terminate, on or after the Closing Date, any and all Offered Employees who did not commence employment with Buyer upon the Closing Date (the "Terminated Seller Employees"). Buyer shall be liable, and shall reimburse Seller, for any severance or other termination benefits, including, but not limited to, the cost of any notice to employees required by law, which may become payable to Terminated Seller Employees in connection with the termination of their employment from Seller.

                       (c) Buyer shall, and shall cause its Affiliates to, give the Transferred Employees full credit, for purposes of eligibility, vesting and, for purposes of vacation benefits, benefit accrual, under any employee benefit plans, programs or arrangements maintained as of the Closing Date by Buyer and Buyer's Affiliates, for the Transferred Employees' service with Seller and its Affiliates to the same extent recognized under the Plans by Seller and its Affiliates immediately prior to the Closing Date; provided that such crediting of service does not result in duplication of benefits for the same period of service.

                       (d) Buyer and Buyer's Affiliates shall (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Transferred Employees (to the extent that such exclusions or waiting periods were waived or satisfied pursuant to existing Plans) under any "welfare benefit plans" (as defined in Section 3(1) of ERISA) that such employees may be eligible to participate in after the Closing Date and (ii) provide each Transferred Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plans that the Transferred Employees are eligible to participate in after the Closing Date.

                       (e) Except as provided in this Section 5.6(e), Transferred Employees shall cease participation in the Plans as of the Closing Date. For the period commencing on the date immediately following the Closing Date and ending twelve months after the Closing Date, Buyer and its Affiliates shall provide the Transferred Employees benefits and terms and conditions of employment that are comparable to those provided to such employees immediately prior to the Closing Date. For the period commencing on the date immediately following the Closing Date and ending twelve months after the Closing Date, Buyer and its Affiliates shall provide the Transferred Employees the benefits described in Section 5.6(a) of the Buyer Disclosure Letter; provided, however, that with respect to certain benefits hereinafter identified, until the earlier of ninety (90) days following the Closing Date or such time as Buyer establishes its comparable plans (which shall be no later than ninety (90) days following the Closing Date), Seller agrees that the Transferred Employees (and, where applicable, their covered dependents) shall be permitted to continue participation in its (1) long-term disability plan, (2) medical plan (including medical, dental and prescription drug benefits), and (3) life and accidental death and dismemberment plan. For the post-Closing participation of the Transferred Employees and their covered dependents in the medical plan (item (2) above), Buyer shall (i) pay to Seller $3,000 per month for costs of administration on the first Business Day of the month and (ii) promptly reimburse Seller for the actual costs incurred by Seller with respect to coverage and services properly provided under the medical plan for Transferred Employees and their covered dependents within fifteen (15) days following receipt of invoice listing such coverage and services from Seller, Parent or its Affiliates. For the post-Closing participation of the Transferred Employees in the long-term disability and the life and accidental death and dismemberment coverages (items (1) and (3) above), Buyer shall pay to Seller monthly on the first Business Day of the month the premium or other normal charges per employee for each benefit in the same amounts that are imposed for these coverages on Seller's participants. Seller acknowledges that it has approved the list of benefits set forth in Section 5.6(a) of the Buyer Disclosure Letter.

                       (f) On or before the Closing Date, Seller shall provide a list of any and all employees of Seller who have experienced an "employment loss" (as defined by the Worker Adjustment and Retraining Notification Act of the United States ("WARN Act")) within ninety (90) days prior to the Closing Date. For a period of ninety (90) days after the Closing Date, Buyer shall not engage in any conduct which would result in an "employment loss" (as defined by the WARN Act) for a sufficient number of employees of Seller, which, if aggregated with any such conduct on the part of Seller prior to the Closing Date, would trigger the WARN Act or any similar applicable state or local law requiring notice to employees in the event of a plant closing or mass layoff. In the event that Buyer breaches this covenant, or a WARN Act event is triggered by the termination of the employment of the Terminated Seller Employees, Buyer shall indemnify and hold harmless Seller, the Parent and any of their Affiliates, and any of their directors, officers, employees, agents, or any of their respective heirs, successors or assigns, from and against any and all claims, losses, damages, expenses, obligations and liabilities (including costs of collection, reasonable attorney's fees and other costs of defense) which they may incur.

                       (g) Notwithstanding the generality of Section 5.6(e) above, following the Closing, Buyer shall honor and cause its Affiliates to honor the arrangements set forth in Section 5.6(g) of the Seller Disclosure Letter. In addition, Buyer shall recognize accumulated vacation entitlement and years of service of Transferred Employees for purposes of the common law, employment standards legislation and pension benefits legislation.

                       (h) Except as expressly provided herein, nothing contained herein, express or implied, is intended to confer upon any Transferred Employee the right to continued employment with Buyer or any of its Affiliates for any period by reason of this Agreement.

                       (i) As soon as reasonably practicable after the Closing Date, Buyer shall take all actions necessary and appropriate to ensure that Buyer maintains or adopts one or more defined contribution plans and related trust or trusts (the "Buyer Account Plan") effective as of the Closing Date. The Buyer Account Plan shall provide for benefits that are comparable in the aggregate to those provided under the IMC Chemicals Inc. 401(k) Plan ("Seller's Savings Plan") as of the date hereof, including, without limitation, matching contributions and provisions for those employer contributions made under the Seller's Savings Plan to accounts of employees of Seller who are not deferring income under such plan. Following the Closing and as soon as practicable following receipt by Seller of (i) a copy of a favorable determination letter issued by the Internal Revenue Service with respect to the Buyer Account Plan or
(ii) an opinion, satisfactory to Seller's counsel, of Buyer's counsel that the Buyer Account Plan and its related trust(s) qualify under Section 401(a) and
Section 501(a) of the Code, Seller shall provide each Transferred Employee who is a participant in the Seller's Savings Plan with the opportunity to receive a distribution of his or her account balance and shall be given the opportunity to elect to "roll over" such account balance to the Buyer Account Plan, subject to and in accordance with the provisions of such Plan and applicable law. Seller shall provide Buyer with copies of such personnel and other records of Seller pertaining to the Transferred Employees and such records of any Representative of Seller pertaining to the Transferred Employees and such records of any Representative of Seller, in each case pertaining to Seller's Savings Plan and as Buyer may reasonably request in order to administer and manage the accounts and assets rolled over to the Buyer Account Plan.

                       (j) Seller shall be liable for any claims made or incurred under the Plans by the Transferred Employees and their beneficiaries through the Closing Date. For purposes of this Section 5.6(j), a claim under a Plan shall be deemed made or incurred when the services that are the subject of the charge are performed. Buyer shall be liable, and shall indemnify Seller, for any severance payments due to Offered Employees who do not accept employment with Buyer or its Affiliates.

                       (k) Buyer agrees to be responsible for, and indemnify and hold harmless Seller and its Affiliates, and its and their directors, officers, employees and agents from and against, all direct and indirect costs, expenses, obligations and liabilities (including, but not limited to, costs of collection, attorneys' fees and other costs of defense) incurred by Seller and its Affiliates, and its and their directors, officers, employees and agents arising from all notices or payments due to any Transferred Employee and all notices, payments, fines or assessments due to any Governmental Authority, pursuant to any applicable federal, state or local law, common law, statute, rule or regulations with respect to the employment, discharge or layoff of employees by Buyer or any of its Affiliates following the Closing, including but not limited to the WARN Act, Section 4980B of the Code and any rules or regulations as have been issued in connection with the foregoing.

                       (l) No provision of this Section 5.6 shall create any third-party beneficiaries and no current or former employees, including, but not limited to, Transferred Employees and Terminated Seller Employees, shall have any rights under this Section 5.6 with respect to employment or continued employment with Buyer or any benefits under this Section 5.6.

                 Section 5.7 Post-Closing Cooperation; Filing of Tax Returns.

                       (a) After the Closing, upon reasonable written notice, Buyer and Seller shall, in a prompt and timely manner, furnish or cause to be furnished to the other party and its Representatives access during normal business hours on reasonable notice to such information (and assistance, including but not limited to the assistance of transferred personnel) relating to Seller as is reasonably necessary for governmental filings, financial reporting and accounting matters, the preparation and filing of any Tax Returns, any claims relating to Tax Refunds, reports or forms or the defense of any Tax audit, claim or assessment. Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 5.7. Neither party shall be required by this Section 5.7 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations. Buyer shall retain such information for at least five (5) years following the Closing Date. If Buyer intends to dispose of such information within ten (10) years following the Closing Date, Buyer shall notify Seller of its intention. If Seller notifies Buyer, within thirty (30) days of the receipt of Buyer's notice, of Seller's desire to acquire such information, Buyer shall transfer such information to Seller at the expense of Seller.

                       (b) With respect to any Taxes (other than Transfer Taxes, with respect to which any Tax Returns shall be prepared in accordance with
Section 2.11, and other than Taxes that are the subject of the representations and warranties contained in Section 3.13) the liability for which is assumed by Buyer pursuant to Section 2.3 but for which Seller is primarily or secondarily liable under applicable Law, Buyer shall (i) prepare any Tax Returns required to be filed in respect of such Taxes, (ii) provide such Tax Returns to Seller at least ten (10) Business Days prior to the due date of such Tax Returns for Seller's review and consent which shall not be unreasonably withheld, and (iii) timely file such Tax Returns (prepared in a manner consented to by Seller) and timely pay such amounts shown as due thereon to the appropriate taxing authority (on behalf of Seller, if required).

                       (c) Within thirty (30) days after Closing, Buyer shall
(i) file with District Court in and for Water Division No. 5 a Notice of Transfer of Conditional Water Right, (ii) file a motion for substitution of party for all Pending Water Court Litigation that Buyer wishes to continue to oppose, and (iii) file with the Colorado State Engineer a Notice of Change of Owner and Address with respect to all well permits issued by the Colorado State Engineer and with respect to the Water Rights. In the event Buyer does not file a motion for substitution of party for any or all Pending Water Court Litigation within thirty (30) days after Closing, Seller may file a motion to withdraw from any Pending Water Court Litigation with respect to which Buyer has not prior thereto filed a motion for substitution of party.

                       (d) After the Closing, Buyer shall have sole right, at its own cost and expense to assume control of the negotiation, settlement or defense of the Action set forth in Section 3.8 of the Seller Disclosure Letter, provided that Buyer shall not agree to any non monetary relief adversely affecting Seller or to payment by Seller of any amount that is not indemnified as a result of Buyer's assumption of obligations in Section 2.3(m).

                 Section 5.8 Books and Records of the Business Post Closing. Seller agrees to deliver to Buyer or make available to Buyer, at or as soon as practicable after the Closing all books and records of Seller insofar as such books and records relate primarily to the Business or the Assets. Seller further agrees to deliver or make available to Buyer as soon as practicable after the Closing and at Buyer's request, a copy of that portion of all other books and records of Parent and any other Subsidiary of Parent insofar as they relate to the Business or the Assets. Notwithstanding the foregoing, Seller shall not be obligated to provide (i) any books and records that relate solely to, or (ii) any distinct portion of any books and records that relate solely to, Parent as a whole or any businesses, divisions or Subsidiaries of Parent other than the Business or the Assets. Buyer hereby agrees to allow Seller to retain copies of all books and records of Seller relating, but not exclusively relating, to the Business or the Assets. Buyer hereby agrees to furnish or make available to Seller, Parent or its Affiliates during regular business hours copies of all books and records and other documents and data as Seller, Parent or its Affiliates may reasonably request in connection with any audit, litigation, preparation of tax returns, regulatory filings or similar purposes, in each case subject to any




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limitations imposed by applicable Law or confidentiality obligations of Buyer to third parties.

                  Section 5.9 Customers and Other Business Relationships. Seller hereby agrees to notify all vendors (including, without limitation, warehousemen), suppliers and other Persons other than Seller or Seller's employees who are in possession of any Assets advising such vendors, suppliers or other Persons that, as of the Closing Date, the Assets will be owned by Buyer and shall be treated from and after the Closing Date in accordance with instructions from Buyer.

                  Section 5.10 Removing Excluded Assets. On or before the Closing Date, Seller shall remove all Excluded Assets from all facilities and other Real Property to be occupied by Buyer. Prior to commencing such removal, Seller shall provide Buyer with reasonable notice and the opportunity to observe the removal. Such removal shall be done in such manner as to avoid any damage to the facilities and other properties to be occupied by Buyer and any disruption of the business operations to be conducted by Buyer after the Closing.

                  Section 5.11 No Negotiation. Until such time as this Agreement shall be terminated pursuant to Section 8.1, neither Seller nor Parent shall directly or indirectly solicit, initiate or encourage any inquiries or proposals from, negotiate with or provide any nonpublic information to any Person (other than Buyer, its agents, advisors and employees) relating to any business combination transaction involving Seller or the Assets, including the sale by Parent of Seller's equity interests, the merger or consolidation of Seller or the sale of all or substantially all of Seller's Business or the Assets (other than sales of sodium bicarbonate and any obsolete or surplus equipment or parts in the Ordinary Course of Business); provided that the foregoing shall not be deemed to restrict any such actions with respect to a business combination transaction involving the sale of an interest in, Parent or Parent's Other Affiliates it being understood that any such sale shall not include the sale or transfer of the Assets by Seller or any of its Affiliates.

                  Section 5.12 Certain Transactions. Neither Buyer nor any of its Affiliates shall acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation would reasonably be expected to (i) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, (ii) significantly increase the risk of any Governmental Authority entering an order prohibiting the consummation of the transactions contemplated by this Agreement, (iii) significantly increase the risk of not being able to remove any such order on appeal or otherwise or (iv) materially delay or prevent the consummation of the transactions contemplated by this Agreement.



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

                  Section 5.13 Notice of Breach. Between the date of this Agreement and the Closing Date, each of the parties hereto shall promptly give to the other parties written notice with particularity upon having knowledge of any matter that would reasonably be expected to constitute a breach of any representation, warranty, agreement or covenant contained in this Agreement (it being understood and agreed that for purposes of indemnification pursuant to
Article VIII hereof, a breach of this covenant shall be treated only as a breach of the underlying representation, warranty, agreement or covenant and there shall be no independent right of indemnification pursuant to Article VIII hereof as a result of a breach of this covenant). Seller shall have the right to supplement the Seller Disclosure Letter with respect to any matter arising after the date hereof which would have been required to be set forth on or described in such Seller Disclosure Letter (and the parties agree that Section 3.11(c) of the Seller Disclosure Letter will be updated as of the Closing Date) and Buyer shall have the right to supplement Buyer Disclosure Letter with respect to any matter arising after the date hereof which would have been required to be set forth on or described in such Buyer Disclosure Letter (each a "Disclosure Letter Update"). Any such supplemental disclosure will not be deemed to have been disclosed as of the date of this Agreement for purposes of determining whether the conditions set forth in Article VI have been satisfied, but, if the Closing occurs, such update shall be deemed to have cured any breach of representation, warranty, covenant or agreement relating to the matters set forth in such update for purposes of indemnification pursuant to Article VII. The parties specifically agree that a breach of the representation and warranty of Seller and Parent contained in Section 3.11(c) hereof will have occurred if either (a) the disclosures contained in Section 3.11(c) of the Seller Disclosure Letter as of the date of this Agreement are not complete and accurate as of the date of this Agreement, or (b) in the event the Closing occurs, if Section 3.11(c) of the Seller Disclosure Letter as updated as of Closing Date is not complete and accurate as of the Closing Date.

                  Section 5.14 Nonsolicitation.

                       (a) None of Parent, Seller, nor any other Subsidiary of Parent, except for Phosphate Resources Partners Limited Partnership, IMC Phosphates Company and their respective Subsidiaries, shall for a period of two
(2) years following the Closing Date: (i) solicit any Person who is as of the Closing Date or was during the 12 months prior to the Closing, a customer, marketer, distributor or supplier of Seller for the purpose of selling products or services manufactured or provided by the Business prior to the Closing or
(ii) solicit any Person who is as of the Closing Date or was during the 12 months prior to the Closing, an employee of Seller primarily engaged in the Business for the purpose, or with the intent, of enticing such employee away from or out of the employ of Buyer; provided, that the restriction in this clause (ii) shall not prevent Parent, Seller, or any other Subsidiary of Parent from (A) soliciting the employment of any Persons pursuant to a general solicitation not specifically targeted at any employees of Buyer or (B) soliciting the employment of any Persons whose employment has previously been terminated by Buyer.

                       (b) If any provision contained in this Section 5.14 shall for any reason by held invalid, illegal or unenforceable in any respect, such invalidity, illegality




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

or unenforceability shall not affect any other provisions of this Section 5.14, but this Section 5.14 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section 5.14 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law.

                       Section 5.15 Announcements. None of Seller or any of its Affiliates, on the one hand, or Buyer or any of its Affiliates, on the other hand, shall issue any press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior consent of the other (which consent shall not be unreasonably withheld or delayed), except as may be required by applicable law or stock exchange regulation. Notwithstanding anything in this Section 5.15 to the contrary, Seller and Buyer shall, to the extent practicable, consult with each other before issuing (whether directly or through any of their respective Affiliates), and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby whether or nor required by law or stock exchange requirements.

                       Section 5.16 Confidential Information. During the period commencing on the date of this Agreement and ending on the second anniversary of the Closing Date hereunder, except as required by Law or stock exchange rules, Seller and its Affiliates shall not, directly or indirectly, disclose to any third party any material proprietary information of the Business not in the public domain or generally known in the industry, in any form, acquired prior to the Closing Date, including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of Seller's products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, of Seller and used solely in connection with the Business (collectively, "Protected Information"); provided, however, that if any of Seller or its Affiliates are presently in possession of Protected Information that (x) is required for use in the Ordinary Course of Business of Parent or any of Parent's Other Affiliates and (y) cannot reasonably be redacted, segregated or otherwise separated from information about or owned by Parent or Parent's Other Affiliates which is required for use in the Ordinary Course of Business of Parent or Parent's Other Affiliates (hereinafter, "Mixed Information"), then the Protected Information which is so imbedded in such Mixed Information may be used by Parent or Parent's Other Affiliates in the Ordinary Course of Business. Upon the request




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of Buyer, Seller, Parent or Parent's Other Affiliates shall reasonably cooperate with Buyer in the development of procedures intended to further implement the intent of this Section 5.16. The parties hereto acknowledge and agree that nothing herein shall limit the right of Parent or Parent's Other Affiliates to use any information of the Business as Parent deems reasonably required for purposes of financial reporting, preparing Tax Returns or any other government filings, maintaining accounting records, participating in judicial proceedings or otherwise complying with Law, legal or administrative process, or any other Order of a court or other Governmental Authority.

                  Section 5.17 Change of Name; Removal of References to White River Name.

                       (a) As promptly as practicable following the Closing, Seller shall (and Parent agrees to cause the Equityholders to) take all action necessary to change the name of Seller to a name that in the reasonable judgment of Buyer is sufficiently dissimilar to the present name of Seller to avoid confusion and file a certificate of amendment to its Certificate of Formation in accordance with applicable Law and to take any other actions necessary to effectuate the name change.

                       (b) As promptly as practicable following the Closing, and in no event later than thirty (30) days following the Closing, Parent shall (i) take all action necessary to remove each reference to the trade name[s] and mark[s] WHITE RIVER NAHCOLITE MINERALS LTD. LIABILITY CO., WHITE RIVER NAHCOLITE, and WHITE RIVER (collectively, the "White River Name") from any website maintained by or on behalf of Parent or its Affiliates, and (ii) cease distributing and discard all other materials used by Parent or its Affiliates that primarily feature the White River Name. Immediately following the Closing, Parent and its Affiliates shall be prohibited from creating new materials that reference the White River Name. Notwithstanding the foregoing, Parent and its Affiliates shall be permitted to (i) use and exhaust its existing inventory of materials that contain references to, but do not primarily feature, the White River Name for up to one year following the Closing, (ii) maintain and archive representative samples of its materials referencing the White River Name for purposes of keeping records of company history, and (iii) refer to the White River Name in a historical or "fair use" manner in any new materials, such as, for example, to describe the Parent's corporate family history or the transaction contemplated under this Agreement.

                  Section 5.18 Recordable Intellectual Property Assignments.

                       (a) With respect to any Business Intellectual Property being assigned to Buyer in accordance with this Agreement, Seller shall use commercially reasonable efforts to prepare separate intellectual property assignment agreements, and corresponding schedules substantially in the form of Exhibit D, which will be suitable for recordation in the United States Patent and Trademark Office and the United States Copyright Office, as applicable.

                       (b) At the Closing, Seller shall execute and deliver to Buyer all separate intellectual property assignment agreements.



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

                       (c) At Buyer's sole cost and expense, Buyer shall record such intellectual property assignments in the United States Patent and Trademark Office and the United States Copyright Office, as applicable.

                  Section 5.19 Distribution Agreement. Buyer and AmerAlia acknowledge and agree that after Closing they shall comply with Section 13 of the Bioproducts Agreement as interpreted by Bioproducts Incorporated in a written instrument executed by Bioproducts Incorporated and IMC Chemicals Inc. as set forth in Section 5.19 of the Seller Disclosure Letter.

                  Section 5.20 Updated Financial Statements. Seller or Parent shall cause to be prepared and delivered to Buyer prior to the Closing Date the unaudited balance sheets of Seller as of September 30, 2001 and September 30, 2002 and the unaudited income statements and statements of cash flow of Seller as of and for the three months ended September 30, 2001 and September 30, 2002 (the "Updated Financial Statements"). Except as set forth in Section 5.20 of the Seller Disclosure Letter, the Updated Financial Statements shall be prepared from, and shall be consistent with, the books and records of Seller and shall fairly present in all material respects in accordance with GAAP the financial position of and results of operations of Seller as of the date thereof.

                  Section 5.21 UIC Permit Transfer. The transfer from Seller to Buyer of the UIC Permit shall be effective no sooner than Closing. To enable such transfer, Seller shall prepare a written letter conforming to the requirements of 40 CFR Section 144.38(b) and reasonably acceptable to Buyer which Seller shall submit to EPA prior to the Closing Date. Such letter shall request that EPA modify the UIC Permit to transfer the permit to Buyer as the new permittee as of Closing. Buyer shall cooperate fully in all efforts to transfer such UIC permit including providing sufficient information to EPA to satisfy the terms and conditions for permit transfer set forth in 40 CFR Section 144.38(b), especially those terms and conditions related to acceptance of responsibility, coverage and liability under the permit and satisfaction of financial responsibility obligations.

                  Section 5.22 UIC Permit Revocation and Reissuance. Seller shall notify EPA in writing prior to Closing that, as of the Closing Date and conditioned upon Closing, Buyer will assume Seller's role in connection with any activities by EPA to modify or revoke and reissue the UIC Permit. Seller shall request that effective upon Closing, EPA substitute Buyer's name on any documentation already submitted by Seller to EPA in connection with such permitting activities. Buyer hereby covenants that, post-Closing, Buyer shall pursue such permitting activities diligently, in good faith, and in accordance with customary industry practice for such activities.

                  Section 5.23 Extension or Renewal of Certain Contracts. The parties recognize that the current term of the following Material Contracts ends on December 31, 2002: (a) Rail Transportation Contracts ICC-UP-C-36490 between Union Pacific Railroad Company and IMC Chemicals Inc., and (b) the Firm Gas Sale Agreement dated as of March 1, 1996 between Seller and Questar Energy Trading Company, as successor to Universal Resources Corporation ("Questar Gas Contract"). In addition, the parties




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

recognize that, under the Car Service Agreement dated March 17, 1994 between General American Transportation Corporation and IMC Chemicals Inc., certain airslide car riders expire November 20, 2002 and December 31, 2002. Seller shall use its Best Efforts, or in the case of contracts held by IMC Chemicals Inc., Parent shall cause IMC Chemicals Inc., to use its Best Efforts, to negotiate prior to the Closing Date an extension or renewal (x) through January 31, 2003 (or through February 28, 2003 if Closing occurs after January 24, 2003) with respect to the Questar Gas Contract, and (y) of at least one-year with respect to the other above-described contracts, it being understood that where a guaranty, bond, letter of credit or other security is requested, Buyer shall provide adequate security in a timely manner to fulfill the post-Closing obligations. Seller and Parent agree to keep Buyer informed of their progress in obtaining the extensions and renewals, to promptly notify Buyer if the proposed terms of renewal or extension are substantially less favorable than those contained in the existing contract, and to obtain the consent of Buyer before agreeing to such terms.

                  Section 5.24 Cooperation in Obtaining Certain Governmental Authorizations. Seller, Buyer and AmerAlia shall cooperate in obtaining from the EPA, DMG and any other necessary Governmental Authority all authorizations needed for Buyer to continue operation of the Business during the period between Closing and transfer to Buyer of applicable Permits and Environmental Permits, and Seller and Buyer agree to enter into any license to mine or other agreement reasonably requested by a Governmental Authority to authorize such interim operations.

                  Section 5.25 Consents to Assignment. Seller shall use its Best Efforts to obtain prior to the Closing Date those consents to assignment from counterparties to Material Contracts listed in Section 3.4 of the Seller Disclosure Letter that have not been obtained prior to the date hereof.

                  Section 5.26 Sale of Water Rights. If Buyer or AmerAlia (or any Affiliate thereof) shall directly or indirectly sell, assign, transfer, lease or otherwise convey to any Person all or a portion of the Water Rights prior to the tenth anniversary of the Closing Date (or pursuant to an agreement entered into prior to such tenth anniversary) then at the closing of such transaction (or such earlier time that Buyer or AmerAlia or any Affiliate thereof may receive proceeds from such transaction) and as a condition to such transaction, Buyer or AmerAlia shall pay or cause to be paid to Parent in cash fifty percent of the pre-tax proceeds (net of costs which shall not be unreasonable) received by Buyer, AmerAlia and their Affiliates in connection therewith. Notwithstanding the foregoing, no payment shall be required to be paid under this Section 5.26 in respect of (i) sale of the Business substantially as a whole to an unrelated third party, (ii) the existing lease of certain of the Water Rights to Aaron C. Woodward or any similar future lease providing for use of all or a portion of such Water Rights for irrigation purposes prior to the time they are needed in connection with the Business, or
(iii) a transfer of the Water Rights or the Business to a Subsidiary of AmerAlia, Natural Soda Inc. or Buyer; provided that in the case of such a transfer to such a Subsidiary, the Subsidiary shall jointly and severally assume by written instrument the obligations of Buyer and AmerAlia set forth herein (without a release of Buyer and AmerAlia from their obligations); but further provided that any direct or indirect sale, assignment,




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

transfer, lease (except as otherwise provided in (ii), above) or conveyance of the stock or assets of such Affiliate to any Person in a transaction that does not result in a conveyance to such Person of the Business substantially as a whole shall constitute a transaction subject to the first sentence of this
Section 5.26.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

                  Section 6.1 Conditions to the Obligations of Buyer and Seller. The obligations of the parties hereto to effect the Closing are subject to the satisfaction (or waiver) prior to the Closing Date of the following conditions:

                       (a) No Injunctions; Orders. There shall not be in effect any Order by any Governmental Authority of competent jurisdiction that prohibits or enjoins the sale or purchase of the Assets or the performance of any material portion of this Agreement.

                       (b) Certain Pending Litigation. No material Action shall be pending nor brought by any Governmental Authority seeking to enjoin or prohibit the sale or purchase of the Assets.

                       (c) Consents. The consents set forth on Section 6.1(c) of the Seller Disclosure Letter shall have been obtained. Buyer and Seller agree that all such consents have been received and this condition has been satisfied.

                  Section 6.2 Conditions to the Obligations of Buyer. The obligation of Buyer to effect the Closing is further subject to the satisfaction (or waiver by Buyer) on the Closing Date of the following conditions:

                       (a) Representations and Warranties. The representations and warranties of Seller and Parent contained herein shall be true and correct (disregarding qualifications as to "materiality" or "Material Adverse Effect") in each case as of the date of this Agreement and as of the Closing as if made as of the Closing (except for changes permitted or contemplated by this Agreement and except that the representations and warranties that are made as of a specific date need be true and correct only as of such date) except where the failure to be so true and correct would not, individually or in the aggregate, result in a Material Adverse Effect. Buyer shall have received a certificate from each of Seller and Parent signed by a respective officer thereof with respect to the foregoing.

                       (b) Covenants. The covenants and agreements of Seller to be performed on or prior to the Closing shall have been duly performed in all material respects. Buyer shall have received a certificate from each of Seller and Parent signed by a respective officer thereof with respect to the foregoing.



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

                  Section 6.3 Conditions to the Obligations of Seller. The obligation of Seller to effect the Closing is subject to the satisfaction (or waiver by Seller) on the Closing Date of the following conditions:

                       (a) Representations and Warranties. The representations and warranties of Buyer and AmerAlia contained herein shall be true and correct (disregarding qualifications as to materiality or "Material Adverse Effect"), in each case as of the date of this Agreement and as of the Closing as if made as of the Closing (except for changes permitted or contemplated by this Agreement and except that the representations and warranties that are made as of a specific date need be true and correct only as of such date) except where the failure to be so true and correct would not, individually or in the aggregate, result in a material adverse change in the benefits to Seller or Parent under this Agreement and the transactions contemplated hereby or materially increase their obligations hereunder. Seller shall have received a certificate from each of Buyer and AmerAlia signed by a respective officer thereof with respect to the foregoing.

                       (b) Covenants. The covenants and agreements of Buyer to be performed on or prior to the Closing shall have been duly performed in all material respects. Seller shall have received a certificate from each of Buyer and AmerAlia signed by a respective officer thereof with respect to the foregoing.

                       (c) Financial Capability of Buyer. Buyer shall have available to it the proceeds of the Financing and such other funds sufficient to pay the Estimated Purchase Price at the Closing.

                       (d) Solvency Letter. The Chief Financial Officer of AmerAlia shall have delivered a letter to the effect that, at and immediately after the Closing and after giving effect to the Financing and the transactions contemplated hereby, Buyer will not (i) be insolvent (either because Buyer's financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair saleable value of its assets will be less than the amount required to pay its probable liabilities on its debts as they mature), (ii) have unreasonably small capital with which to engage in its business and perform its obligations under this Agreement, including with respect to the Assumed Liabilities or (iii) have incurred or plan to incur debts beyond its ability to pay as they mature, the addressees of which include Parent and on which Parent is entitled to rely (the "Solvency Letter"). In the event that Buyer has engaged a nationally recognized appraisal firm (the "Appraiser") to prepare such a Solvency Letter, Buyer shall have delivered such Solvency Letter to Parent.

                  Section 6.4 Frustration of Closing Conditions. Neither Buyer nor Seller may rely on the failure of any condition set forth in Section 6.1,
6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use commercially reasonable efforts, or Best Efforts where required herein, to consummate the Closing and the other transactions contemplated by this Agreement.



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                                  ARTICLE VII

                          SURVIVAL AND INDEMNIFICATION

                  Section 7.1 Survival. The representations and warranties of Seller and Buyer contained in this Agreement shall survive the Closing for the period set forth in this Section 7.1. All of the covenants and agreements of the parties contained in this Agreement shall survive the Closing in accordance with their terms without limitation as to time except as expressly provided by their terms.

                       (a) All representations and warranties of Seller and Parent contained in this Agreement, and all claims and causes of action with respect thereto, shall survive for one year after the Closing Date, except for:
(i) the representations and warranties set forth in Sections 3.1 (Organization of Seller), 3.2 (Authority of Seller and Parent; Binding Effect), 3.19 (Brokers, Finders Fees), 3.16(e) - (f) (subsections (e) and (f) of Real Property; Personal Property; Sufficiency of Assets) and 3.24 (Solvency of Seller) hereof, which shall survive indefinitely, (ii) the representations and warranties set forth in
Section 3.13 (Taxes) hereof, which shall survive for the applicable statute of limitations, and (iii) the representations and warranties set forth in Sections
3.5 (Financial Information), 3.6 (Absence of Undisclosed Liabilities), 3.9 (Compliance with Laws), 3.10 (Environmental Matters) and 3.11 (Material Contracts) hereof, which shall survive for eighteen months after the Closing Date.

                       (b) All representations and warranties of Buyer and AmerAlia contained in this Agreement, and all claims and causes of action with respect thereto, shall survive for one year after the Closing Date, except for
(i) the representations and warranties set forth in Sections 4.1 (Organization of Buyer), 4.2 (Authority of Buyer and AmerAlia; Binding Effect), 4.8 (Solvency of Buyer) and 4.9 (Brokers, Finders Fees) hereof, which shall survive indefinitely, and (ii) the representations and warranties set forth in Section
4.7 (Compliance with Laws) hereof, which shall survive for eighteen months after the Closing Date.

                       (c) Any written notice of any claim for indemnification under Section 7.2(a)(i) or Section 7.3(a)(i) hereof shall be provided to the other party in a notice with particularity prior to the date that such representation or warranty claimed to have been breached would have expired; provided, however, that if no such notice has been provided, then no claim shall be deemed to have been made hereunder. In the event written notice of any such claim shall have been given in accordance with Section 7.6 in good faith prior to the date that such representation or warranty claimed to have been breached would have expired, then such claim shall survive until its resolution.

                  Section 7.2 Indemnification by Buyer and AmerAlia.

                       (a) Buyer and AmerAlia hereby jointly and severally agree that from and after the Closing they shall indemnify, defend and hold harmless Seller, its Affiliates, and its and their respective directors, officers, managers, shareholders, unitholders, partners, attorneys, accountants, agents and employees and their heirs,




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

successors and assigns (the "Seller Indemnified Parties") from, against and in respect of any actual damages, claims, losses, charges, actions, suits, proceedings, deficiencies, interest, penalties, liabilities, obligations, fines, demands, judgments, settlements, damages and reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' and consultants' fees and including the reasonable out-of-pocket costs and expenses of investigating or defending any indemnifiable claim) (collectively but without duplication, "Losses") imposed on any of Seller Indemnified Parties relating to or arising out of: (i) any breach of any representation or warranty made by Buyer and/or AmerAlia contained in this Agreement; (ii) the breach of any covenant or agreement of Buyer and/or AmerAlia contained in this Agreement;
(iii) any claim (whether or not successful), liability or obligation for payment of fees and/or expenses as a broker or finder in connection with the origin, negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby based upon any alleged agreement, arrangement or understanding between the claimant and Buyer, AmerAlia or any of their Representatives, (iv) any Assumed Liabilities, (v) any and all liabilities under the WARN Act or any similar state or local law that may result from an "employment loss" (as defined under the WARN Act) caused by any action of Buyer and (vi) any action brought by a security holder or creditor of, or investor in, Buyer, AmerAlia or any Affiliates of Buyer or AmerAlia, in its capacity as such (other than any such action brought by such security holder, creditor, or investor in its capacity as successor in interest to the rights and assets of Buyer pursuant to Section 10.3 of this Agreement).

                       (b) Notwithstanding the provisions of this Article VII, neither Buyer nor AmerAlia shall be liable to Seller Indemnified Parties for any Losses with respect to any matters arising under clause (i) of Section 7.2(a) except to the extent the Losses therefrom in the aggregate exceed $750,000, in which event either Buyer and AmerAlia shall be jointly and severally liable to Seller Indemnified Parties for Losses above such amount; provided that the aggregate liability of Buyer under Section 7.2(a) shall not exceed $12,500,000. Seller shall not be entitled under this Agreement to multiple recovery for the same Losses.

                       (c) Notwithstanding anything to the contrary in this Agreement,

                           (i) to the extent that prior to the Closing, to the Knowledge of Seller a representation or warranty made by Buyer and/or AmerAlia in this Agreement is untrue or incorrect, taking into account any Disclosure Letter Update by Buyer, and the Closing occurs, then neither Seller nor any Seller Indemnified Party shall be entitled to make any claim for indemnification for Losses relating to or arising out of such breach; and

                           (ii) to the extent that any Loss arises from or relates to any liability suffered by Seller as a result of or in connection with Seller or Parent providing a warranty or representation or other form of comfort to a third party in respect of Buyer and AmerAlia, the Assets or this Agreement, then neither Seller




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

         nor any Seller Indemnified Party shall be entitled to make any claim for indemnification for Losses relating to or arising out of such warranty.

                  Section 7.3 Indemnification by Seller and Parent relating to Matters other than UIC NOV's or EPA's Failure to Transfer the UIC Permit.

                       (a) Seller and Parent hereby jointly and severally agree that from and after the Closing they shall indemnify, defend and hold harmless Buyer and its Affiliates and its and their respective directors, officers, managers, shareholders, unitholders, partners, attorneys, accountants, agents and employees and their heirs, successors and assigns (the "Buyer Indemnified Parties") from, against and in respect of any actual Losses imposed on, sustained, incurred or suffered by any of Buyer Indemnified Parties relating to or arising out of (i) any breach of any representation or warranty made by Seller and/or Parent contained in this Agreement; (ii) the breach of any covenant or agreement of Seller and/or Parent made in this Agreement, (iii) any claim (whether or not successful), liability or obligation for payment of fees and/or expenses as a broker or finder in connection with the origin, negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby based upon any alleged agreement, arrangement or understanding between the claimant and Seller, Parent or any of their Representatives, (iv) the Excluded Liabilities, and (v) any action brought by a security holder or creditor of Seller, Parent or their Affiliates in their capacity as such. The parties recognize and agree that the indemnification provided in this Section 7.3(a) does not apply to Losses relating to nor arising out of the UIC NOV's or EPA's failure to transfer the UIC Permit, for which the sole remedies are provided pursuant to Section 7.4 and 7.5 hereof.

                       (b) Notwithstanding the provisions of this Article VII, neither Seller nor Parent shall be liable to Buyer Indemnified Parties for any Losses with respect to any matters arising under clause (i) of Section 7.3(a) except to the extent the Losses therefrom in the aggregate exceed $750,000, in which event either Seller and Parent shall be jointly and severally liable to Buyer Indemnified Parties for Losses above such amount; provided that the aggregate liability of Seller and Parent under Section 7.3(a) shall not exceed $12,500,000. Buyer shall not be entitled under this Agreement to multiple recovery for the same Losses.

                       (c) Notwithstanding anything to the contrary in this Agreement,

                           (i) to the extent that prior to Closing, to the Knowledge of Buyer a representation or warranty made by Seller and/or Parent in this Agreement is untrue or incorrect, taking into account any Disclosure Letter Update by Seller, and the Closing occurs, then neither Buyer nor any Buyer Indemnified Party shall be entitled to make any claim for indemnification for Losses relating to or arising out of such breach; and

                           (ii) to the extent that any Loss arises from or relates to any liability suffered by Buyer as a result of or in connection with Buyer or




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
         AmerAlia or an Affiliate of Buyer or AmerAlia providing a warranty or representation or other form of comfort to a third party in respect of Seller and/or Parent, the Assets or this Agreement, then neither Buyer nor any Buyer Indemnified Party shall be entitled to make any claim for indemnification for Losses relating to or arising out of such warranty, representation or other form of comfort.

                  Section 7.4 Indemnification by Seller and Parent for UIC NOV's. Seller and Parent hereby jointly and severally agree that from and after the Closing they shall indemnify, defend and hold harmless the Buyer Indemnified Parties from, against and in respect of any fines and penalties resulting from the three Notices of Violation issued by EPA to Seller on March 8, 2001, September 24, 2001 and December 4, 2001 respectively and as described in Section
3.10 of the Seller Disclosure Letter ("UIC NOV's"); provided that the aggregate indemnification payable in respect thereof shall not exceed $250,000. This indemnity shall expire two (2) years after the Closing Date unless a Claim Notice is given in accordance with Section 7.6 prior to the end of such two-year period. If the Claim Notice is timely given, then such Claim shall survive until its resolution.

                  Section 7.5 EPA Failure to Transfer the UIC Permit. If a Rescindable Event shall have occurred, then Buyer shall have the right, by timely delivery of written notice to Seller and Parent, to require Seller and Parent to rescind the Agreement and the transactions consummated hereunder as provided in Article IX. A "Rescindable Event" shall occur if EPA shall not have transferred the UIC Permit to Buyer by the sixtieth (60th) day following the Closing; provided, however, that Buyer may not pursue this rescission remedy (and no Rescindable Event shall be deemed to have occurred) unless EPA has indicated in writing that it is unwilling to transfer the UIC Permit to Buyer, a copy of such writing accompanies Buyer's notice to Seller and each of the following conditions have been satisfied:

                       (a) Buyer has cooperated fully in all efforts to transfer the UIC Permit including: (i) providing sufficient information to EPA to satisfy the terms and conditions for permit transfer set forth in 40 CFR Section 144.38(b); (ii) assuming responsibility, coverage and liability under the terms of the UIC Permit to EPA's satisfaction; and (iii) satisfying the financial responsibility provisions applicable to Buyer in respect of the UIC Permit to EPA's satisfaction;

                       (b) EPA's failure to transfer the UIC Permit is unrelated to Buyer's actual or proposed method or magnitude of operating the facility after Closing, to the extent that the method or magnitude differs materially from that used by Seller prior to Closing;

                       (c) EPA's failure to transfer the UIC Permit is unrelated to the condition or continued usage of the solution mining cavities; and

                       (d) Buyer has acted diligently, in good faith, and in a manner that would reasonably be expected to result in transfer of the UIC Permit.



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Notwithstanding the occurrence of a Rescindable Event, the remedy contained in this Section 7.5 shall expire sixty (60) days after the Closing Date, unless written notice of a claim that a Rescindable Event has occurred is given by Buyer to Seller and Parent prior to end of such 60-day period. There shall be no monetary remedy available to the Buyer Indemnified Parties with respect to the remedy contained in this Section 7.5, and the sole remedy in the event of timely notice of a Rescindable Event is given shall be rescission of the transactions contemplated by this Agreement (as more specifically provided in Article IX).

                  Section 7.6 Indemnification Procedures. With respect to indemnification claims under this Agreement (excluding any claim for rescission which shall be made and resolved as described in Article IX), all claims for indemnification by any Buyer Indemnified Party or Seller Indemnified Party, as applicable (an "Indemnified Party") hereunder shall be asserted and resolved as set forth in this Section 7.6. In the event that, prior to the expiration of the survival period in Section 7.1 or 7.4, as applicable, any Indemnified Party shall incur or suffer any Loss in respect of which indemnification may be sought under this Article VII or receive a Claim (as defined below), such Indemnified Party must assert a claim for indemnification by written notice to the party from whom indemnification is being sought (the "Indemnifying Party") prior to the expiration of such survival period stating in reasonable detail the nature of such claim and the amount or estimated amount of Loss to the extent then feasible (which estimate shall not be conclusive on the final amount of such claim) (a "Claim Notice"). In the event that any written claim or demand for which an Indemnifying Party may be liable to any Indemnified Party under this
Article VII (a "Claim") is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall as promptly as practicable deliver a Claim Notice to the Indemnifying Party. The failure on the part of the Indemnified Party to give any such Claim Notice in a reasonably prompt manner shall not relieve the Indemnifying Party of any indemnification obligation hereunder, unless such Claim Notice is delivered following the expiration of the applicable survival period, except to the extent that the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall have thirty (30) days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party in writing (a) whether or not the Indemnifying Party has sufficient information to assess the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Claim and (b) whether or not it desires to defend the Indemnified Party against such Claim. In the event that the Indemnifying Party notifies the Indemnified Party pursuant to the preceding sentence that the Indemnifying Party does not have sufficient information with which to assess its liability to the Indemnified Party, the Indemnified Party and the Indemnifying Party shall promptly cooperate to provide the Indemnifying Party with sufficient information with which to assess such liability, and with respect to the notification required pursuant to clause (b) of the preceding sentence, the Notice Period shall not begin to run until the Indemnifying Party has such sufficient information. In the event that the Indemnifying Party fails to provide notice within the Notice Period that it desires to defend the Indemnified Party against such Claim, the Indemnified Party shall have the right to defend such Claim and to seek indemnification hereunder.



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
                  Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against a Claim which is asserted against or sought to be collected from any Indemnified Party by a third party (other than the Indemnifying Party and its Affiliates), the Indemnifying Party, at its sole cost and expense, shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense at its cost; provided, however, that the amount of any indemnifiable Losses hereunder shall be subject to the limitations set forth in
Section 7.2(b) or 7.3(b) hereof, as applicable. If any Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense provided, however, that if the defendants in any Claim shall include both an Indemnifying Party and any Indemnified Party and such Indemnified Party shall have reasonably concluded, upon the advice of counsel, that counsel selected by the Indemnifying Party has a conflict of interest because of the availability of different or additional defenses to such Indemnified Party, such Indemnified Party shall have the right to select one separate counsel reasonably acceptable to the Indemnifying Party to participate in the defense of such Claim on its behalf, at the expense of the Indemnifying Party subject to the proviso contained in the immediately preceding sentence and provided further that the Indemnifying Party shall not be responsible for the expense of more than one such separate counsel for all Indemnified Parties as a group. The Indemnified Party shall not settle, admit or in any other way materially prejudice a Claim for which it is indemnified by the Indemnifying Party without the written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) unless (i) the Indemnifying Party elects not to defend the Indemnified Party against such Claim, (ii) the Indemnifying Party shall not notify the Indemnified Party of its desire to defend the Indemnified Party with respect to such Claim during the Notice Period or (iii) the Indemnifying Party shall fail to defend such Claim in good faith and on a timely basis following the Indemnifying Party's election to defend such Claim. The Indemnifying Party shall not settle or compromise any action, or consent to the entry of any judgment, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) provided, that an Indemnified Party shall not be required to consent to any settlement which (i) does not include as a term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a duly executed written unconditional release of the Indemnified Party from all liability in respect of such Claim or litigation or (ii) involves the imposition of equitable remedies, imposing any material and adverse obligations on such Indemnified Party other than financial obligations for which such Indemnified Party shall be fully indemnified hereunder. Notwithstanding the foregoing, the Indemnified Party shall have the sole right to defend, settle or compromise any Claim with respect to which it has agreed in writing to waive its right to indemnification pursuant to this Agreement. Notwithstanding the foregoing, the Indemnified Party, during the period the Indemnifying Party is determining whether to elect to assume the defense of a matter covered by this
Section 7.6, shall take such reasonable actions as it deems necessary to preserve any and all rights with respect to the matter, without such actions being construed as a waiver of the Indemnified Party's rights to defense and indemnification pursuant to this Agreement. If the Indemnifying Party elects not to defend the Indemnified Party against a Claim, or fails to notify the Indemnified Party of its desire to




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

defend the Indemnified Party with respect to such Claim during the Notice Period, then any Loss (including reasonable attorneys' fees and expenses) of the Indemnified Party relating to or arising out of such Claim, or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section 7.2(b) or 7.3(b) hereof, as applicable. To the extent any party shall direct, control or participate in the defense or settlement of any third party claim or demand, the other parties shall give such party and its counsel access to, during normal business hours and upon reasonable notice, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the other party. The Indemnified Party and the Indemnifying Party each shall act in good faith in the defense of all such Claims. Amounts payable by the Indemnifying Party to the Indemnified Party in respect of any Losses for which such party is entitled to indemnification hereunder shall be payable by the Indemnifying Party as incurred by the Indemnified Party except to the extent contested by the Indemnifying Party.

                  Section 7.7 Computation of Losses Subject to Indemnification. The amount of any Loss for which indemnification is provided under this Article VII or otherwise in this Agreement, including any Losses resulting from Environmental Claims, shall be computed to take into account: (i) any insurance proceeds (including title insurance) which the Indemnified Party or its Affiliates have recovered or do at any time recover from any other Person with respect to such Losses; and (ii) any prior or subsequent recovery in respect of part or all of a Claim by any Indemnified Party, whether by payment, discount, credit, offset or otherwise. Notwithstanding anything herein to the contrary, if any Losses for which an Indemnified Party seeks indemnification are covered by insurance, prior to receiving any indemnification for any Losses under this
Article VII, the Indemnified Party shall use Best Efforts to (x) pursue all insurance claims in respect of Losses for which it may be entitled to recover insurance proceeds (which shall not require the filing of any lawsuit against the insurance company) and (y) obtain payment of such proceeds to the full amount reasonably available under its insurance policies. To the extent any Indemnified Party fails to comply with the preceding sentence, the Indemnified Party shall be deemed to have waived its right to indemnification for such Losses under this Agreement.

                  Section 7.8 Certain Other Matters.

                       (a) There shall be no indemnification by Seller or Buyer for any special, incidental, punitive or consequential damages, including, but not limited to, damages for business interruption, lost profits, loss in fair market value of Real Property, or damages computed on a multiple of earnings or similar basis, except to the extent required by Law pursuant to a judgment of a Governmental Authority to be paid by Buyer or Seller, as applicable, to any Person other than an Indemnified Party and which is otherwise indemnifiable under Section 7.2 or 7.3, as applicable (subject to the limitations of Section 7.2(b) or 7.3(b), as applicable).



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

                       (b) If the Closing shall occur, the indemnification provisions of this Article VII shall be the sole and exclusive remedy for any inaccuracy or breach of any representation or warranty or any breach of any covenant or agreement made in this Agreement. No party shall be entitled to seek, and to the fullest extent permitted by applicable Law, the parties hereto waive, any rights they might otherwise have to rescind the sale and purchase of the Assets. Without limiting the foregoing, the indemnities provided in this
Article VII shall constitute Buyer Indemnified Party's exclusive remedy for any Losses arising under Environmental Laws, and Buyer Indemnified Parties expressly waive and relinquish, on behalf of themselves, their successors and any assigns, any and all rights, claims or remedies such Person may have against Seller, Parent or any of their Affiliates under any Environmental Laws, as presently in force or hereafter enacted, promulgated, or amended (including, without limitation, under CERCLA, or any similar state or local law) or at common law.


                       (c) Upon making any payment to an Indemnified Party for any indemnification claim pursuant to this Article VII, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights which the Indemnified Party or its Affiliates may have against any other Persons with respect to the subject matter underlying such indemnification claim and the Indemnified Party shall, at the Indemnifying Party's sole cost and expense, take such actions as the Indemnifying Party may reasonably require to perfect such subrogation or to pursue such rights against such other Persons as the Indemnified Party or its Affiliates may have.

                                  ARTICLE VIII

                                   TERMINATION

                 Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                       (a) by mutual written agreement of Buyer and Seller;

                       (b) by either Buyer on the one hand or Seller on the other hand, by giving written notice of such termination to the other, if the Closing shall not have occurred on or prior to February 4, 2003 (the "Termination Date") (unless the failure to consummate the Closing by such date shall be due to the failure of the party seeking to terminate this Agreement to have fulfilled any of its obligations under this Agreement, including, without limitation, the obligations of Buyer and Seller under Section 5.5 hereof);

                       (c) by either Buyer on the one hand or Seller on the other hand in the event that any Governmental Authority shall have issued a final, non-appealable order, decree or ruling or taken any other final, non-appealable action, or adopted any Law, in each case permanently restraining, enjoining or otherwise prohibiting any material part of the transactions contemplated by this Agreement;



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

                       (d) by Seller, so long as Seller is not then in breach of its obligations under this Agreement, upon a material breach of any covenant or agreement on the part of Buyer or AmerAlia set forth in this Agreement, or if any representation or warranty of Buyer or AmerAlia shall be untrue, in each case such that the conditions set forth in Section 6.3(a) or (b) would not be satisfied, provided, however, that if any such breach is curable prior to the Termination Date by Buyer or AmerAlia, for so long as Buyer or AmerAlia, following written notice from Seller shall be using its Best Efforts to cure such breach, Seller may not terminate this Agreement pursuant to this Section 8.1(d); or

                       (e) by Buyer, so long as Buyer is not then in breach of its obligations under this Agreement, upon a material breach of any covenant or agreement on the part of Seller or Parent set forth in this Agreement, if any representation or warranty of Seller or Parent shall be untrue, in each case such that the conditions set forth in Section 6.2(a) or (b) would not be satisfied, provided, however, that if any such breach is curable prior to the Termination Date by Seller or Parent, for so long as Seller or Parent, following written notice with respect to such breach from Buyer shall be using its Best Efforts to cure such breach, Buyer may not terminate this Agreement pursuant to this Section 8.1(e); or

                       (f) by Buyer, under the terms of Section 10.4.

                  Section 8.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 8.1 hereof, this Agreement shall thereafter become void and have no effect except as provided in
Section 3.19 (Brokers, Finders Fees), Section 4.9 (Brokers, Finders Fees),
Section 5.1(e) (Access and Investigation), Section 8.2 (Effect of Termination),
Section 10.6 (Expenses) and Section 10.7 (Governing Law) of this Agreement; and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees except that nothing herein shall relieve any Party from liability for any willful breach of this Agreement prior to such termination.

                                   ARTICLE IX

                                   RESCISSION

                  Section 9.1 Failure to Transfer UIC Permit(a) . If a Rescindable Event shall have occurred, Buyer has timely notified Seller of its intention to rescind the transaction and the conditions to rescission set forth in Section 7.5 are satisfied, then Buyer and Seller shall rescind the transactions contemplated hereby so that Buyer, AmerAlia, Seller and Parent, to the extent possible, shall be placed in the positions they would have been had they never entered into this Agreement and consummated the transactions contemplated hereby.



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
                  Section 9.2 Rescission. In order to effect a rescission of this Agreement and the transactions consummated in connection herewith pursuant to Section 9.1, on the Rescission Date at the Rescission Closing:

                       (a) all Assets sold, conveyed, assigned or transferred to Buyer pursuant to Section 2.1 of this Agreement shall be returned, sold, conveyed, assigned and transferred to Seller (by instrument equivalent in all material respects to the instrument transferring such Assets to Buyer), free and clear of all Liens (other than Liens to which such Assets were subject when transferred by Seller);

                       (b) all arrangements pursuant to Section 2.10 shall be rescinded, without prejudice to the indemnification obligations set forth in clause (iii) of the second sentence of Section 2.10;

                       (c) Seller shall assume the Assumed Liabilities assumed by Buyer pursuant to Section 2.3, together with liabilities incurred in the ordinary course of the Business under the terms of Section 9.8 hereof between the Closing and the Rescission Date (by instrument equivalent in all material respects to the instrument by which Buyer assumed such Assumed Liabilities), provided that such liabilities do not arise out of Buyer's or its Affiliates' financing activities, misconduct or negligence; and

                       (d) In consideration of the transfer of the Assets pursuant to Section 9.2(a), Seller shall return to Buyer the Purchase Price plus or minus the (i) Net Working Capital Adjustment and the (ii) Inventory Adjustment (the Purchase Price as adjusted by the Net Working Capital Adjustment and the Inventory Adjustment, the "Rescission Purchase Price"). The "Net Working Capital Adjustment" shall equal the absolute value of (y) the current assets excluding inventory minus the current liabilities excluding debt and any accrued interest, in each case as of the Closing Date (the "Closing Date Net Assets"), minus (z) the current assets excluding inventory minus the current liabilities excluding debt and any accrued interest, in each case as of the Rescission Date (the "Rescission Date Net Assets"). If the Closing Date Net Assets are greater than the Rescission Date Net Assets, the Rescission Purchase Price shall be decreased by the Net Working Capital Adjustment. If the Rescission Date Net Assets are greater than the Closing Date Net Assets, the Rescission Purchase Price shall be increased by the Net Working Capital Adjustment. The "Inventory Adjustment" shall equal the product of (A) $80.00 multiplied by (B) the difference between the number of tons contained in the Inventory of merchantable sodium bicarbonate transferred to Seller on the Rescission Date and 3,200 tons. If the Inventory Adjustment is a positive number, the Rescission Purchase Price shall be increased by such number. If the Inventory Adjustment is a negative number, the Rescission Purchase Price shall be decreased by such number. Buyer shall prepare as of the Rescission Date and deliver to Seller within five (5) Business Days after the Rescission Date, a calculation of the Net Working Capital Adjustment and Inventory Adjustment (the "Rescission Adjustment Amount") and an explanation of the method for calculation thereof.

                  Section 9.3 Estimated Rescission Adjustment Amount; Dispute Resolution; Payment(a). Estimated Rescission Adjustment Amount. On the Rescission





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Date, Seller shall pay Buyer the Purchase Price, plus or minus an estimate of the Rescission Adjustment Amount (the "Estimated Rescission Adjustment Amount"), which estimate shall be prepared by Buyer in good faith and provided (together with an explanation of the methods for calculation thereof) in writing to Seller at least five (5) Business Days prior to the Rescission Date.

                       (b) Disputes. If Parent disagrees with the amount of the Rescission Adjustment Amount as calculated by Buyer or any element relevant to the calculation thereof, Parent shall notify Buyer, of such disagreement in writing within thirty (30) days following the Rescission Date, which notice shall set forth in detail the particulars of such disagreement. In the event that Parent does not provide such a notice of disagreement within such thirty
(30) day period, Parent shall be deemed to have accepted the Rescission Adjustment Amount as calculated by Buyer as the Rescission Adjustment Amount, and the Rescission Adjustment Amount shall be final, binding and conclusive for all purposes hereunder. In the event any such notice of disagreement is timely provided by Parent, Parent and Buyer, shall use their Best Efforts for a period of twenty (20) days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculation of the Rescission Adjustment Amount. If, at the end of such period, they are unable to resolve such disagreements, then, upon the written request of either party, the Adjustment Auditor shall resolve any remaining disagreements. The Adjustment Auditor shall determine as promptly as practicable (but in any event within forty-five (45) days) following the date on which such dispute is referred to the Adjustment Auditor, based solely on written submissions forwarded by Parent and Buyer to the Adjustment Auditor within ten (10) days following the Adjustment Auditor's selection, whether the Rescission Adjustment Amount as calculated by Buyer was calculated in accordance with the standards set forth in Sections 9.2 and 9.3 with respect to any items identified as disputed in the notice of disagreement and not previously resolved by the parties, and if not, whether and to what extent (if any) the Rescission Adjustment Amount as calculated by Buyer requires adjustment. Buyer or AmerAlia, on the one hand, and Seller or Parent, on the other hand, shall share equally the payment of the fees and expenses of the Adjustment Auditor. The determination of the Adjustment Auditor shall be final, conclusive and binding on the parties, and the Adjustment Auditor's determination of the amount of the Rescission Adjustment Amount ("Audited Rescission Adjustment Amount") shall then be deemed to be the Rescission Adjustment Amount for all purposes of this Agreement.

                       (c) Payment of Rescission Adjustment Amount or Audited Rescission Adjustment Amount. Not later than three (3) Business Days after the final determination of the Rescission Adjustment Amount or the Audited Rescission Adjustment Amount, as the case may be, any difference between (x) the Estimated Rescission Adjustment Amount and (y) the Rescission Adjustment Amount as calculated by Buyer or the Audited Rescission Adjustment Amount, as the case may be, shall be paid by Seller or refunded by Buyer, as applicable, in either case by wire transfer of immediately available funds to an account designated in writing by Buyer or Seller, as the case may be.



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
                  Section 9.4 Rescission Closing. The closing of the rescission of the Agreement and the transactions consummated hereunder (the "Rescission Closing") shall take place at the offices of Seller's counsel at Four Times Square, New York, New York 10036, commencing at 10:00 a.m. (local time) upon the fifteenth Business Day following the occurrence of a Rescindable Event and receipt by Seller and Parent of notice thereof from Buyer or at such other time and place as the parties hereto may mutually agree (such date the "Rescission Date"), subject to Buyer and AmerAlia having certified in writing to Seller and Parent that the representations and warranties set forth in Section 9.6 are true and correct as of the Rescission Date.

                  Section 9.5 Documents. Documents required to effect the rescission including instruments of assignment and assumption of Leased Real Property, Federal Sodium Leases and Rights of Way, an instrument of assignment of Business Intellectual Property, a bill of sale and assignment, an instrument of assumption and deeds reversing all of the agreements contemplated hereby executed at or following the Closing shall be executed by the parties on the Rescission Date. In addition, an agreement terminating the Railcar Sublease shall be executed on the Rescission Date.

                  Section 9.6 Representations and Warranties of Buyer and AmerAlia. At the Rescission Closing, Buyer and AmerAlia shall represent and warrant (i) as to Buyer and AmerAlia, compliance with the covenants set forth in Sections 9.7 and 9.8; and (ii) that, except for the occurrence of the Rescindable Event, there has not occurred any event, change or development which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 9.7 Covenants of Buyer and AmerAlia. Buyer and AmerAlia agree that in the event that rescission shall occur:

                       (a) All the Personal Property received by Buyer under this Agreement and returned to Seller shall be in the same condition as when received by Buyer subject to normal wear and tear.

                       (b) All the Real Property transferred to Buyer under this Agreement and returned to Seller shall be in the same condition as when transferred to Buyer subject to normal wear and tear and customary depletion of reserves consistent with depletion levels of the Business.

                       (c) Buyer and AmerAlia shall notify all vendors (including, without limitation, warehousemen), suppliers and other Persons other than Buyer or Buyer's employees who are in possession of any Assets advising such vendors, suppliers or other Persons that, as of the Rescission Date, the Assets will be owned by Seller and shall be treated from and after the Rescission Date in accordance with instructions from Seller.

                       (d) Buyer and AmerAlia shall not for a period of two (2) years following the Closing Date: (i) solicit any Person who is as of the Closing Date or was during the time period following the Closing, a customer, marketer, distributor or supplier of Buyer for the purpose of selling products or services manufactured or provided by the Business following the Closing or (ii) solicit any Person who is as of the Closing Date or was during the time period following the Closing, an employee of Buyer primarily engaged in the Business for the purpose, or with the intent, of enticing such employee away from or out of the employ of Seller; provided, that the restriction in this clause (ii) shall not prevent Buyer from
(A) soliciting the employment of any Persons pursuant to a general solicitation not specifically targeted at any employees of Seller or (B) soliciting the employment of any Persons whose employment has previously been terminated by Seller. If any provision contained in this Section 9.7(d) shall for any reason by held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this
Section 9.7(d), but this Section 9.7(d) shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section 9.7(d) to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law.

                       (e) As promptly as practicable following the Rescission Closing, and in any event not later than fifteen (15) days following the Rescission Closing, Buyer and AmerAlia shall (i) cease using the White River Name in any corporate name, bank account, letterhead, internet domain name, advertising or marketing, (ii) remove reference to the White River Name from any documents and (iii) cease distributing and discard all other materials used by Buyer or AmerAlia that feature the White River Name. Immediately following the Rescission Date, Buyer and AmerAlia shall be prohibited from creating new materials that reference the White River Name. In the event that Buyer has changed its name to the White River Name, as promptly as practicable following the Rescission Date and within fifteen (15) days following the Rescission Closing, Buyer shall (i) take all action necessary to change its name to a name that in the reasonable judgment of Seller is sufficiently dissimilar to the present name of Buyer to avoid confusion, (ii) file an amendment to its certificate of incorporation in accordance with applicable Law and (iii) take all other actions necessary to effectuate the name change.

                  Section 9.8 Conduct of Business. During the period beginning on the Closing Date and ending on the earlier of (x) the date that the UIC Permit has been transferred and (y) the Rescission Closing, Buyer shall:

                       (a) conduct its business only in the Ordinary Course of Business in accordance with applicable Law, and use Best Efforts to (i) preserve intact the Assets, its business organization and properties and maintain relationships with suppliers, distributors, employees, landlords, agents and customers of the Business and any other Persons having business arrangements with the Business and (ii) continue collection of receivables and payment of trade accounts payable in a manner consistent with past practices;

                       (b) maintain the Assets in compliance with applicable Law and in a state of repair, order and condition that is consistent with the Ordinary Course of Business subject to ordinary wear and tear;

                       (c) use Best Efforts to keep in full force and effect, without amendment except as otherwise agreed by the parties, all Material Contracts and other material rights relating to the Business and the Assets;

                       (d) not sell, transfer or assign any of its Assets other than in the Ordinary Course of Business, or permit the creation of any Lien on any of its Assets;

                       (e) use Best Efforts to comply with all material obligations under applicable Law and material contractual obligations applicable to the Business and the Assets;

                       (f) not enter into any Contract that provides for capital expenditures in excess of $75,000 for any individual contract or $150,000 for all such contracts in the aggregate, except to the extent Buyer in its reasonable good faith judgment believes is necessary for the preservation of the Business or the Assets; provided, however, that any such Contract or obligation is on commercially reasonable terms and that Buyer has provided reasonable advance written notice thereof to Seller;

                       (g) agree to notify Seller every five (5) Business Days of any long-term obligation to sell sodium bicarbonate at a specified price consistent with the Ordinary Course of Business, including an oral Contract providing for recurring sales to customers;

                       (h) not amend or terminate the Bioproducts Agreement as in effect as of Closing;

                       (i) contract with insurance companies to continue in full force and effect with substantially equivalent policies the insurance coverage under the policies set forth in Section 3.17 of the Seller Disclosure Letter;

                       (j) maintain the Permits and Environmental Permits required by Buyer to own and operate the Business from and after the Closing Date in full force and effect;

                       (k) maintain all books and records relating to the Business in the Ordinary Course of Business;

                       (l) use Best Efforts to not allow the levels of raw materials, supplies or other materials included in the Inventory to vary materially from the levels maintained in the Ordinary Course of Business, and not reduce the operating spare part equipment inventory in a manner that would result in a lack of redundancy with respect to any system that is part of the Business, except for reductions made in the Ordinary Course of Business;

                       (m) not enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to the Assets, the Business or the Assumed Liabilities that would materially impair the value of the Assets or Seller's ability to operate the Business in a manner substantially similar to the way in which it currently is operated by Seller; and

                       (n) not, and AmerAlia shall not, directly or indirectly, disclose to any third party any Protected Information except (i) as required by Law or stock exchange rules, or (ii) actions taken in the Ordinary Course of Business including, without limitation (A) discussions between Buyer and customers of the Business with respect to pricing, product and other data relevant to Contracts, (B) providing employee data to third parties in connection with establishing benefits plans for Transferred Employees, (C) financial reporting, preparing Tax Returns or any other government filings, maintaining accounting records (including use of third parties in maintaining such records), participating in judicial proceedings or otherwise complying with Law, legal or administrative process, or any other Order of a court or other Governmental Authority, and (D) providing data regarding the Business to any potential lender who has executed a confidentiality agreement reasonably satisfactory to Buyer and AmerAlia.

                  Section 9.9 Consents; Posting of Guaranty or Other Security. In the event that a Rescindable Event shall occur, Buyer and Seller shall use their Best Efforts to obtain new consents to transfer back the consents to assignment executed by the third parties to the Contracts numbered 7 to 25 set forth in Section 3.4 of the Seller Disclosure Letter. Buyer and Seller shall have such third parties execute another consent to assignment whereby such third party shall consent to assigning the rights, titles and interest of Buyer to such Contract back to Seller. Seller, Parent or the applicable Affiliate of Parent shall post as soon as practicable any guaranty, bond, letter of credit or other security required by third parties in connection with the assignment and assumption of any rights and obligations under any of the Contracts, Permits or Environmental Permits and agrees to cooperate with Buyer and AmerAlia in causing such third parties to release, terminate or cancel any such security posted by Buyer under such Contract, Permit or Environmental Permit so as to enable Buyer to be released from such security as soon as practicable following Rescission Closing. Seller and Parent agree to indemnify Buyer and AmerAlia for any Loss as a result of such security not being released as a result of any failure by Seller, Parent or the applicable Affiliate of Parent to post replacement security.

                  Section 9.10 Arrangements Regarding Outstanding Consents. Notwithstanding Section 9.2, to the extent any Contract is assignable only with the consent of a third party or any Contract, Permit or Environmental Permit is transferable only with the approval of a Governmental Authority and as of the Rescission Closing the parties hereto have been unable to obtain any such required consent or approval (any such consent or approval, an "Outstanding Consent Following Rescission"), then such Contract, Permit or Environmental Permit shall not be assigned or transferred unless and until the required consent or approval is obtained and there shall be no breach of Section 9.2 in respect thereof. In the event that a Contract, Permit or Environmental Permit is not assigned or transferred as described in the immediately preceding sentence, then the parties shall agree to use their respective Best Efforts to effectuate an arrangement that provides or causes to be provided to Seller the benefits and burdens of the applicable Contract, Permit or Environmental Permit, it being understood that any such arrangement shall be reasonable and lawful as to the parties. In connection with such arrangement, (i) after the Rescission Closing, Buyer agrees to use its Best Efforts to enforce for the account of Seller any rights of Buyer arising from any such Contracts, Permits or Environmental Permits including the right to elect to terminate in accordance with the terms thereof on the advice of Seller,
(ii) Seller shall use its Best Efforts to perform or arrange for the performance of the obligations of Buyer arising after the Rescission Date under such Contracts, Permits and Environmental Permits. Buyer shall, without further consideration therefor, pay and remit to Seller promptly all monies, rights and other considerations received in respect of such performance or shall direct third parties to pay and remit any such monies, rights and considerations directly to Seller (in each case, net of Buyer's costs and taxes in respect thereof). If and when any such Outstanding Consent Following Rescission shall be obtained or such Contract, Permit or Environmental Permit shall otherwise become assignable or transferable, Buyer shall promptly assign all its rights and obligations thereunder to Seller without the payment of further consideration, and Seller shall, without the payment of any further consideration therefor, assume such rights and obligations and Buyer shall be relieved of any and all obligations or liability thereunder.

                  Section 9.11 Indentures and Credit Restrictions. Notwithstanding anything herein to the contrary, Seller shall not be obligated to (i) assume, and Buyer shall at Seller's option (exercised to accommodate any of the prohibitions, limitations or the restrictions contained in the Indentures and the Credit Agreement identified below), retain, any liability, indebtedness, guarantee, lease capitalized for financial statement purposes under GAAP, lien or other obligation or encumbrance, contingent or absolute, direct or indirect, or (ii) post any guaranty, bond, letter of credit or other security required by third parties in connection with the assignment and assumption of any rights and obligations under any of the Contracts (other than the posting of any guaranty, bond, letter of credit or other security in the same form and amount and pursuant to the same terms and conditions as any guaranty, bond, letter of credit or other security of Seller's or Parent's that Buyer is required under the terms of this Agreement to replace), Permits or Environmental Permits, in each case to the extent, but only to the extent, that the assumption, acceptance, transfer, existence, holding or posting thereof is prohibited, limited or subject to restriction pursuant to those certain Indentures dated May 17, 2001 relating to Parent's $400,000,000 10.875% Senior Notes due 2008 and $417,500,000 11.250% Senior Notes Due 2011, as amended or supplemented to the date of this Agreement, or that certain Credit Agreement, dated as of May 17, 2001, with JPMorgan Chase Bank, Goldman Sachs Credit Partners L.P. and various other lenders party thereto, as amended to the date of this Agreement. Not less than five Business Days prior to the Rescission Closing, Buyer shall notify Seller in writing of any such liability, indebtedness, guarantee, lease, lien or other obligation or encumbrance, each in reasonable detail, and, as a condition to Seller's obligations to consummate the Rescission

Closing, Buyer shall represent and warrant to Seller as to the existence of any thereof. For the avoidance of doubt, any liability, indebtedness, guarantee, lien or other obligation or encumbrance to which any Asset or right to be sold or transferred to Seller pursuant to this Article IX is subject, shall be deemed to be a liability, indebtedness, guarantee, lien or other obligation or encumbrance that Seller shall not be obligated to assume, and that Buyer shall at Seller's option (exercised to accommodate the restrictions contained in the Indentures and the Credit Agreement identified above), retain, provided, however, that Seller may not require Buyer to maintain in effect any guaranty, bond, letter of credit or other security required by a Governmental Authority following approval by such Governmental Authority of transfer of the applicable Contract, Permit or Environmental Permit to Seller. In the event that Seller shall elect not to assume (such election exercised to accommodate the restrictions contained in the Indentures and the Credit Agreement identified above) any such liability, indebtedness, guarantee, lease, lien, bond, letter of credit or other security, obligation or encumbrance that is incurred by Buyer at Closing pursuant to this Agreement or thereafter under the terms of Section 9.8 of this Agreement, Seller shall so notify Buyer not less than two Business Days prior to the Rescission Closing and in such notice cite the applicable provision or provisions in the Indentures and the Credit Agreement identified above under which such assumption is prohibited, limited or subject to restriction, and shall elect to either increase the Rescission Purchase Price by the net present value, using a discount factor determined by Seller in its reasonable discretion after consultation with Buyer, of the liability, indebtedness, guarantee, lien or other obligation or encumbrance or, at its option, to indemnify Buyer and AmerAlia from any Losses arising therefrom. If Buyer disagrees with the discount factor determined by Seller, Buyer may notify Seller and Parent in writing within thirty days following the Rescission Date, which notice shall set forth in detail the particulars of such disagreement, and the disagreement shall be resolved in the manner and in accordance with the terms of Section 9.3(b).

                  Section 9.12 Further Assurances. In the event that rescission shall occur, if any further action is necessary to carry out, effect and perfect the rescission, each of the parties shall take such further action, including the execution, acknowledgement and delivery of such further assurances, instruments and documents.

                  Section 9.13 Intent and Interpretation. In the event that rescission shall occur, it is the intent of the parties to rescind and reverse this Agreement as though it never occurred, and to place the parties in the same positions they would have been had they never entered into and closed this Agreement. Article IX of this Agreement and its terms and conditions shall be interpreted to accomplish this result. In the event of any ambiguity or doubt as to the intent of the parties, Article IX of this Agreement and its terms should be interpreted and enforced in a manner that puts the parties in the same position or in the position as close to the same as reasonably possible had they never entered into and closed this Agreement.





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

                                   ARTICLE X

                                  MISCELLANEOUS


Section 10.1 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given and made if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by an internationally recognized courier service, or if sent by telecopier or e-mail, provided that the telecopy or e-mail is promptly confirmed by telephone confirmation thereof, to the person at the address or number set forth below, or such other address or number as may be designated in writing hereafter, in the same manner, by such person:

                  To Seller and Parent:

                           White River Nahcolite Minerals Ltd. Liability Co. c/o IMC Global Inc.
                           100 South Saunders Road
                           Suite 300
                           Lake Forest, IL 60045
                           Attention: Peter Maples
                           Telephone:  847-739-1200
                           Telecopy:  847-739-1678
                           E-mail address:  plmaples@imcglobal.com

                  with copies to:

                           IMC Global Inc.
                           100 South Saunders Road
                           Suite 300
                           Lake Forest, IL 60045
                           Attention: General Counsel
                           Telephone:  847-739-1200
                           Telecopy:  847-739-1606

                  and:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036
                           Attention:  Stephen F. Arcano, Esq.
                           Telephone:  212-735-3000
                           Telecopy:  212-735-2000
                           E-mail address:  sarcano@skadden.com



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
                  To Buyer and AmerAlia:

                           Natural Soda AALA, Inc.
                           c/o AmerAlia, Inc.
                           20971 East Smoky Hill Road
                           Centennial, CO  80015
                           Attention:  Bill H. Gunn, Chairman
                           Telephone:  720-876-2373
                           Telecopy:  720-876-2374
                           E-mail address:  billhgunn@aol.com

                  with  copies to:

                           Holland & Hart LLP
                           555 Seventeenth Street, Suite 3200
                           Denver, CO 80202
                           Attention: Jeanine Feriancek, Esq.
                           Telephone:  303-295-8185
                           Telecopy:  303-295-8261
                           E-mail address:  jferiancek@hollandhart.com

                  and

                           Burns, Figa &Will, P.C.
                           6400 S. Fiddlers Green Circle
                           Suite 1030
                           Englewood, CO 80111
                           Attention: Herrick K. Lidstone, Jr., Esq.
                           Telephone:  303-796-2626
                           Telecopy:  720-493-9951
                           E-mail address:  hklidstone@bfw-law.com

                  Section 10.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer, AmerAlia, Seller and Parent, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  Section 10.3 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that Buyer (i) at any time may assign its rights under this Agreement to any wholly-owned Subsidiary of Buyer and (ii) at or after the Closing may assign its rights hereunder to any financial institution lending funds to Buyer after Closing as collateral in connection with such transaction, provided in each case set forth in (i) and (ii) that Buyer and AmerAlia shall remain responsible and liable for the




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

performance of all of its obligations and its liabilities under this Agreement. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement or their successors or permitted assigns any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

                  Section 10.4 Risk of Loss. In the event of a theft, fire or other natural casualty prior to the Closing that results in losses or damages to the Assets that materially impair the operation of the Business ("Casualty Damages"), Seller and Parent agree to submit and diligently pursue all applicable claims and losses under the Insurance Policies in respect of such Casualty Damages. Seller and Parent shall deliver to Buyer all insurance proceeds received in respect of the Casualty Damages at the Closing, or, to the extent such proceeds have not been received prior to the Closing, promptly following receipt thereof by Seller or Parent. In the event that any such Casualty Damage shall be sufficiently substantial so as to preclude and prevent resumption of normal operations of any material portion of the Business or the replacement or restoration of the lost or damaged property within thirty (30) days from the occurrence of the event resulting in such loss or damage, Seller shall immediately notify Buyer in writing of its inability to resume normal operations or to replace or restore the lost or damaged Assets, and Buyer, at any time within thirty (30) days after receipt of such notice, may elect by written notice to Seller to either (i) waive such defect and proceed toward consummation of the transaction in accordance with terms of this Agreement, or
(ii) terminate this Agreement. If Buyer elects to so terminate this Agreement, Buyer and Seller shall stand fully released and discharged of any and all obligations hereunder (except for obligations intended to survive hereunder in accordance with Section 8.2 (Effect of Termination) hereof).

                  Section 10.5 Entire Agreement. This Agreement (including Seller Disclosure Letter and all exhibits hereto and thereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreements.

                  Section 10.6 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses. Notwithstanding the foregoing, Buyer shall bear all costs and any and all expenses associated with (i) the payment of Transfer Taxes as described in Section 2.11 (Transfer Taxes), (ii) notices, filings or the obtaining of consents, approvals, waivers or authorizations or other actions reasonably necessary to effect the assignment and transfer of the Assets, in each case as described in Section 5.5 (Further Assurances) and (iii) the recordation of any assignments contemplated by this Agreement, including as described in Section 5.18 (Recordable Intellectual Property Assignments) and furthermore, Buyer and Seller shall share equally all costs and any and all expenses associated with the arrangement regarding the Outstanding Consents, as described in Section 2.10.



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

                  Section 10.7 GOVERNING LAW. THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT THE RIGHTS AND OBLIGATIONS OF THE PARTIES WITH RESPECT TO THE REAL PROPERTY AND THE PERSONAL PROPERTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO; AND PROVIDED, FURTHER, THAT THE RIGHTS AND OBLIGATIONS OF THE PARTIES WITH RESPECT TO THE FEDERAL SODIUM LEASES, THE FEDERAL RIGHTS OF WAY AND THE FEDERAL LAND USE PERMIT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA. With respect to any Action arising out of or relating to this Agreement or the transactions contemplated hereby after the Closing Date, Seller, Parent, Buyer and AmerAlia hereby agree and consent to be subject to the exclusive jurisdiction of the United States District Court for the Northern District of Illinois and in the absence of such Federal jurisdiction, the parties consent to be subject to the exclusive jurisdiction of the Supreme Court of the State of Illinois, County of Cook; provided, however, that in the case of any Action concerning the Real Property or the Personal Property, Seller, Parent, Buyer and AmerAlia hereby agree and consent to be subject to the exclusive jurisdiction of the courts of the State of Colorado, County of Rio Blanco. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each of Buyer, AmerAlia, Seller and Parent further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered airmail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgement of receipt of such registered mail. Nothing in this Section shall affect the right of any party hereto to serve legal process in any other manner permitted by law. The consents to jurisdiction set forth in this Section shall not constitute general consents to service of process in the State of Illinois and shall have no effect for any purpose except as provided in this Section and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  Section 10.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  Section 10.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

                  Section 10.10 Interpretation.



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
                       (a) The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. Headings have been inserted on the sections of the Seller Disclosure Letter for convenience of reference only and shall to no extent have the effect of amending or changing the express description of such sections as set forth in this Agreement.

                       (b) Notwithstanding anything to the contrary contained in this Agreement or in the Seller Disclosure Letter or Buyer Disclosure Letter any information disclosed in one Section of the Seller Disclosure Letter or one Section of the Buyer Disclosure Letter shall be deemed to be disclosed in all Sections of the Seller Disclosure Letter or the Buyer Disclosure Letter, as applicable, to which it would reasonably be deemed to be pertinent. Certain information set forth in the Seller Disclosure Letter or the Buyer Disclosure Letter is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement, and the disclosure of such information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by Seller and/or Parent and Buyer and/or AmerAlia, as applicable, in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

                       (c) The parties hereto recognize that each of such parties has contributed substantially and materially to the preparation of this Agreement and accordingly agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied to the construction or interpretation of this Agreement.

                     [THIS SPACE INTENTIONALLY LEFT BLANK.]




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
                  IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.


                                     NATURAL SODA AALA, INC.


                                     By:
                                         --------------------------------------
                                           Name:  Bill H. Gunn
                                           Title: Chairman



                                     AMERALIA, INC.


                                     By:
                                         --------------------------------------
                                           Name:  Bill H. Gunn
                                           Title: Chairman



                                     WHITE RIVER NAHCOLITE MINERALS LTD.
                                     LIABILITY CO.


                                     By:
                                         --------------------------------------
                                           Name:  John F. Tancredi
                                           Title: President



                                     IMC GLOBAL INC.


                                     By:
                                         --------------------------------------
                                           Name:  J. Reid Porter
                                           Title: Executive Vice President and
                                                  Chief Financial Officer






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